                                                                   EXHIBIT 10.18



                              MANAGEMENT AGREEMENT

                                 BY AND BETWEEN

                       IRVINE APARTMENT COMMUNITIES, L.P.
                         A DELAWARE LIMITED PARTNERSHIP

                                   AS "OWNER"

                                       AND

                      IRVINE APARTMENT MANAGEMENT COMPANY,
                        A CALIFORNIA GENERAL PARTNERSHIP

                                  AS "MANAGER"

                            DATED AS OF APRIL 1, 1998



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                                TABLE OF CONTENTS

                                                                                     Page
                                                                                     ----
ARTICLE 1.  EXCLUSIVE AGENCY........................................................  1

ARTICLE 2.  TERM OF AGREEMENT.......................................................  1

ARTICLE 3.  TERMINATION.............................................................  2
        3.1       Termination With Notice For Cause.................................  2
        3.2       Termination Without Notice For Cause..............................  3
        3.3       Termination Following Sale of the Project.........................  5
        3.4       Final Accounting..................................................  6
        3.5       Continued Obligations of Owner....................................  6

ARTICLE 4.  BUDGETS, ACCOUNTING AND REPORTING.......................................  8
        4.1       Budget............................................................  8
        4.2       Operation in Accordance With Budget...............................  9
        4.3       Books of Account.................................................. 10
        4.4       Financial Reports................................................. 10
        4.5       Supporting Documentation.......................................... 11
        4.6       Changes in Manager's Operations Manual............................ 11
        4.7       Audit............................................................. 11

ARTICLE 5.  OWNER'S RIGHT TO AUDIT.................................................. 12
        5.1       Owner's Right to Audit............................................ 12

ARTICLE 6.  LEASING ACTIVITIES...................................................... 12
        6.1       Manager's Leasing Obligations..................................... 12

ARTICLE 7.  MANAGEMENT OF PROJECT................................................... 13
        7.1       Duties of Manager; Standards...................................... 13
                  .................................................................. 19

ARTICLE 8.  BANK ACCOUNTS........................................................... 19
        8.1       Revenue Account................................................... 19
        8.2       Operating Account................................................. 19
        8.3       Security Deposit Account.......................................... 19
        8.4       Change of Banks................................................... 20

ARTICLE 9.  INSURANCE AND INDEMNIFICATION........................................... 20
        9.1       Insurance Types................................................... 20
        9.2       Evidence of Insurance............................................. 21



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
        9.3       Damages........................................................... 21
        9.4       Workers' Compensation Insurance................................... 21
        9.5       Comprehensive or Commercial General Liability Insurance........... 22
        9.6       Automobile Liability Insurance.................................... 22
        9.7       Comprehensive Crime Insurance..................................... 22
        9.8       Insurance to be Maintained by Owner............................... 22
        9.9       Conditions to Owner's Insurance Being Primary..................... 23
        9.10      Manager's Obligations............................................. 23
        9.11      Waiver of Subrogation............................................. 24
        9.12      Additional Insured................................................ 24
        9.13      Claims Procedures................................................. 24
        9.14      Insurance Audit; Refunds.......................................... 25
        9.15       Owner's Election to Insure....................................... 25

ARTICLE 10.  COMPENSATION OF MANAGER................................................ 25
        10.1      Management Fee.................................................... 25
        10.2      Project Income.................................................... 25
        10.3      Intentionally Deleted............................................. 26

ARTICLE 11.  PAYMENT OF EXPENSES.................................................... 26
        11.1      Costs Eligible for Payment from Operating Account................. 26
        11.2      Non-Reimbursable Costs............................................ 27

ARTICLE 12.  GENERAL PROVISIONS..................................................... 29
        12.1      Independent Contractor............................................ 29
        12.2      Notices........................................................... 29
        12.3      Brokers........................................................... 29
        12.4      Attorneys' Fees................................................... 29
        12.5      Assignment........................................................ 30
        12.6      Amendments........................................................ 30
        12.7      Licensing......................................................... 30
        12.8      Entire Agreement.................................................. 30
        12.9      Counterparts...................................................... 30
        12.10     Governing Law..................................................... 30
        12.11     Third-Party Disputes.............................................. 31
        12.12     Fiduciary Relationship............................................ 31
        12.13     Gifts............................................................. 31
        12.14     Confidentiality................................................... 31
        12.15     Subordination to Mortgages........................................ 32
        12.16     Hazardous Wastes.................................................. 32
        12.17     Regulatory Compliance............................................. 35
        12.18     Approvals......................................................... 35
        12.19     Proposition 65 Compliance......................................... 35



                                       ii

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
        12.20     Indemnifications.................................................. 36



EXHIBIT A - DESCRIPTION OF THE PROJECT
EXHIBIT B - MINIMUM INSURANCE REQUIREMENTS FOR OUTSIDE
                 CONTRACTORS NOT CLASSIFIED AS CLASS I
EXHIBIT C - MINIMUM INSURANCE REQUIREMENTS FOR CLASS I
                 OUTSIDE CONTRACTORS
EXHIBIT D - CLASS I CONTRACTORS
EXHIBIT E - OWNER'S AUTHORIZED REPRESENTATIVES
EXHIBIT F - MANAGEMENT FEE SCHEDULE



                                       iii

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                            SCHEDULE OF DEFINED TERMS


The terms listed below are defined in the Sections of this Agreement referenced below.

"Affiliate".................................................................Section 3.1

"Anti-Discrimination Policy".............................................Section 7.1(n)

"Approved Budget"........................................................Section 4.1(c)

"Budget Year"............................................................Section 4.1(d)

"Claim"....................................................................Section 9.13

"Class I Contractors"....................................................Section 9.1(a)

"Class I Work"...........................................................Section 9.1(a)

"Commencement Date"...........................................................Article 2

"Contractors"............................................................Section 9.1(a)

"Contracts".........................................................Section 7.1(d)(iii)

"Control"...................................................................Section 3.1

"Covered Personnel"......................................................Section 7.1(n)

"Deposit Account"...........................................................Section 8.3

"Gift"....................................................................Section 12.13

"Hazardous Wastes"......................................................Section 12.16.2

"HMCP"..................................................................Section 12.16.1

"Income"...................................................................Section 10.2

"Losses".................................................................Section 7.1(m)

"Major Categories"..........................................................Section 4.2



                                       iv

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
"Management Fee"...........................................................Section 10.1

"On Site Personnel".........................................................Section 9.4

"Operating Account".........................................................Section 8.2

"Original Management Agreement"...............................................Recital B

"Owner Indemnitees"........................................................Section 9.12

"Project".....................................................................Recital A

"Project Income"...........................................................Section 10.2

"Proposition 65"..........................................................Section 12.19

"Public Official".........................................................Section 12.13

"Regulatory Agreement"....................................................Section 12.17

"Rent".....................................................................Section 10.2

"Revenue Account"...........................................................Section 8.1

"Term"........................................................................Article 2



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


                              MANAGEMENT AGREEMENT


               THIS MANAGEMENT AGREEMENT (the "AGREEMENT") is made and entered into as of the 1st day of April, 1998, by and between IRVINE APARTMENT COMMUNITIES, L.P., a Delaware limited partnership ("OWNER") and IRVINE APARTMENT MANAGEMENT COMPANY, a California general partnership ("MANAGER").


                                     RECITAL

               Owner is the owner of the apartment projects more particularly described on EXHIBIT A attached hereto. Owner desires to appoint Manager as its agent to lease, manage and operate the Projects.

               NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants contained herein, Owner and Manager agree as follows:


                           ARTICLE 1. EXCLUSIVE AGENCY

               Owner hereby grants to Manager the sole and exclusive right to lease, rent and manage all of the projects described in Exhibit A attached hereto, any other apartment project located on the Irvine Ranch in Orange County, California, the Villas of Renaissance located in San Diego County, California and acquired, completed or constructed by Owner during the term of this Agreement, and, to the extent practical (as determined by Owner in its sole and absolute discretion and without any obligation to do so), any other apartment projects located in Southern California and acquired, completed or constructed by Owner during the term of this Agreement. (individually, a "PROJECT" and collectively, the "PROJECTS"). Manager acknowledges that in connection with any acquisition or development of projects other than the Projects, Owner may appoint another Person to act as property manager of such projects. Manager hereby accepts such appointment, upon the terms set forth herein. Exhibit A shall be amended, from time to time, as may be necessary to reflect the addition of apartment projects acquired, completed or constructed by Owner after the date hereof.

                          ARTICLE 2. TERM OF AGREEMENT

               The term (the "TERM") of this Agreement shall commence on April 1, 1998 (the "COMMENCEMENT DATE") and shall terminate on March 31, 2001, unless sooner terminated as provided in ARTICLE 3 below.


                             ARTICLE 3. TERMINATION

               3.1 TERMINATION WITH NOTICE FOR CAUSE. Owner may terminate this Agreement "FOR CAUSE" (as defined below) by the delivery of written notice of such termination to Manager. The acts or omissions of Manager which shall entitle Owner to terminate this Agreement "FOR CAUSE" shall include: (a) failure to operate or lease the Projects in an independent manner in the best interest of Owner without favoritism to any other property in which Manager or any Affiliate (as defined below) of Manager has any direct or indirect interest, unless Owner fails to act in a commercially reasonable manner in approving the budgets for such Projects; (b) failure to operate or lease a Project in accordance with the standards presently in effect with respect to the operation and leasing of such Project, unless Owner fails to act in a commercially reasonable manner in approving the budgets for such Projects; (c) failure to operate or lease a Project at a level of quality at least equal to any other property of a type similar to such Project located in Orange County or San Diego County, California (as applicable) in which Manager or any Affiliate has any direct or indirect interest, unless Owner fails to act in a commercially reasonable manner in approving the budgets for such Projects; (d) failure to provide accurate and timely reporting of financial and other information as required by this Agreement; or (e) failure to cure any other breach of this Agreement by Manager within the time period specified herein. Any termination pursuant to this SECTION 3.1 shall be effective upon the expiration of ten (10) days following the giving of such notice of termination to Manager, unless Manager cures the specified failure within such ten (10) day period, or, alternatively, if such failure is not capable of cure within ten (10) days, unless Manager, within ten (10) days following the giving of such notice, shall have initiated all necessary and appropriate action to cure such failure and continues such action diligently to completion; provided, however, that in no event shall such cure period exceed a total of sixty (60) consecutive days. For purposes of this Agreement, "AFFILIATE" shall mean any managing general partner of Manager and any person or entity (other than Owner and The Irvine Company) which directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control (as such terms are defined below) with a general partner of Manager (ii) any director or executive officer of Manager or a general partner of Manager, or (iii) any person or entity holding an ownership interest in Manager or a general partner of Manager. For purposes of this Agreement, the term "CONTROL" shall mean either (a) the ownership of fifty percent (50%) or more of the beneficial interest or the voting power of the appropriate entity, or (b) the power to direct or cause the direction of the management policies of such entity, by contract or otherwise.



                                        2

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               3.2    TERMINATION WITHOUT NOTICE FOR CAUSE.

               (a) In addition to Owner's rights set forth in SECTION 3.1, Owner may terminate this Agreement, without notice, upon the occurrence of any of the following: (i) dissolution or termination of Manager or any day-to-day managing general partner of Manager by merger, consolidation or otherwise; (ii) the sale, pledge or other disposition or transfer of more than forty percent (40%) of the interests of any day-to-day managing general partner of Manager to persons or entities other than the current owners thereof; (iii) the termination or suspension of Manager's real estate brokerage license, if such license is legally required as a condition to manage or lease the Project in accordance with the terms hereof; (iv) the death of Michael Hayde; (v) the cessation on the part of Manager or on the part of any managing general partner of Manager to continue to do business; (vi) the failure of Manager to deal properly with and account for trust funds or the bank accounts established hereunder; (vii) the commission of any fraud, misrepresentation, breach of fiduciary duty or willful misconduct in connection with the performance of Manager's duties under this Agreement; (viii) the bankruptcy, insolvency, reorganization or reconstitution of Manager or any day-to-day managing general partner of Manager or any assignment for the benefit of the creditors of Manager or any day-to-day managing general partner of Manager, (ix) an audit by Owner of any of the financial reports required under SECTION 4.4 reveals a Material Individual Discrepancy (as hereafter defined) in the income, expenses, billings or reimbursements reflected therein or (x) an audit by Owner of any of the financial reports required under SECTION 4.4 reveals a Material Cumulative Discrepancy (as hereafter defined) in the income, expenses, billings or reimbursements reflected therein.

               (b) Owner or its representatives may perform audit procedures on the books and records of the Manager as deemed appropriate by Owner in its sole and absolute discretion. Manager shall cooperate to the fullest extent possible and in a timely manner with Owner's audit of Manager, and Manager shall not interfere with the performance of any audit procedure.

               (c) As used in this Section 3.2, the following terms have the following meanings:

                      (i) "MATERIAL INDIVIDUAL DISCREPANCY" means a discrepancy
               for any individual Material Matter in a calendar year in an amount greater than Twenty-Five Thousand Dollars ($25,000) for such calendar year.

                      (ii) "MATERIAL CUMULATIVE DISCREPANCY" means a cumulative
               discrepancy for all Material Matters in the aggregate in a calendar year in an amount greater than Fifty Thousand Dollars ($50,000) for such calendar year.



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



                      (iii) "MATERIAL MATTER" means any audit discrepancy, including, without limitation, any of the following:

                             (1) A misappropriation of any funds derived from the Assets or an intentional misuse of any Assets;

                             (2) Any expenditures or contracts that have not been approved in accordance with the terms of this Agreement;

                             (3) Any payments to any Affiliates of Manager that have not been approved in accordance with the terms of this Agreement;

                             (4) Any payments for compensation or bonuses to Manager's employees for which Manager is entitled to reimbursement that have not been approved in accordance with the terms of this Agreement;

                             (5) Any severance agreements or employment contracts for Manager's employees that have not been approved in accordance with the terms of this Agreement;

                             (6)    Any political, lobbying or charitable
                                    contribution that has not been approved by Owner;

                             (7) The institution of litigation by Manager or Manager's managing general partner in violation of this Agreement; and

                             (8) Entry of a settlement agreement or the making of any payment with respect to any authorized litigation that has not been approved in accordance with the terms of this Agreement.

               (d) Notwithstanding anything to the contrary in Section 3.2(a), Owner hereby waives its right to terminate the Agreement without notice for cause for the first Material Individual Discrepancy or Material Cumulative Discrepancy that meets each of the following criteria:

               (i) Manager's managing general partner has provided evidence satisfactory to Owner in its sole discretion that the Material Individual Discrepancy



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                      or Material Cumulative Discrepancy was the result of an
                      inadvertent error by an individual who is not an officer of Manager; and

               (ii) The Material Individual Discrepancy or Material Cumulative Discrepancy does not exceed One Hundred Thousand Dollars ($100,000).

Notwithstanding Owner's waiver of its right to terminate the Agreement pursuant to this Section 3.2(d), Manager shall reimburse Owner for all losses suffered by Owner as a result of such Material Individual Discrepancy or Material Cumulative Discrepancy.

               (e) If Manager disputes the results and audit, Owner and managing general partner of Manager shall attempt to agree on a qualified arbitrator to be the sole judge over the dispute. As used in this Section 3.2(e), a "qualified arbitrator" is a person that is a current or former audit partner with an international accounting firm that is not an Affiliate of either Manager or Owner. If after good faith efforts, Owner and managing general partner of Manager can not agree on the identity of the qualified arbitrator within ten
(10) business days after written notice of Manager's dispute of the results and audit, Owner and managing general partner of Manager shall each appoint a qualified arbitrator and the two appointed arbitrators shall select a third qualified arbitrator within twenty (20) days to determine the dispute. No later than sixty (60) days after an arbitration is commenced pursuant to this Section 3.2(e), the qualified arbitrator shall issue its determination, together with written finding of fact supporting its determination. The qualified arbitrator's determination must be supported by law and substantial evidence and must comply with the terms of this Agreement. The non-prevailing party in such arbitration shall pay the costs and expenses of any arbitrator retained pursuant to this
Section 3.2(e). Subject to the provisions of Section 12.14, Owner and Manager shall pay their respective costs and expenses incurred in preparation for any arbitration initiated under this Section 3.2(e).

               (f) To the extent that Manager through its own investigation and review of Manager's books and records determines that a Material Individual Discrepancy or Material Cumulative Discrepancy exists and reimburses the Manager and Owner, as appropriate, for such Material Individual Discrepancy or Material Cumulative Discrepancy prior to Owner's audit of such matter, Owner will have no right to terminate this Agreement for cause because of such matter.

               3.3 TERMINATION FOLLOWING SALE OF THE PROJECT. In the event Owner sells, conveys, effects a tax-deferred exchange of or otherwise transfers any or all of the Projects, Owner may elect, but shall have no obligation, to terminate this Agreement with respect to the Project or Projects to be transferred by written notice to Manager, with such termination to be effective concurrently with such transfer.

               3.4 FINAL ACCOUNTING. Upon termination or expiration of this Agreement for any reason, Manager shall deliver to Owner with respect to each Project as to which the termination is effective, the following:

                      (a) a final accounting, setting forth the balance of income and expenses of such Project as of the date of termination, to be delivered within sixty (60) days after such termination, and an interim accounting, in the form set forth in SECTION 4.4, for the thirty (30) day period immediately following the date of termination;

                      (b) any balance of funds of Owner or tenant security deposits applicable to such Project, to be delivered immediately;

                      (c) all records, contracts, leases, receipts for deposits, unpaid bills, keys, paid invoices, tenant correspondence files and other papers or documents which pertain to such Project, to be delivered immediately. Manager may, at its expense, retain copies of any of the foregoing documents (excluding keys) for its records;

                      (d) copies of all policies of insurance required to be maintained in accordance with ARTICLE 9 hereof; and

                      (e) whenever received by Manager, all refunds or return of deposits attributable to Workers' Compensation Insurance paid for by Owner pursuant to the terms of this Agreement.

Manager's obligations under this SECTION 3.4 shall survive the termination or expiration of this Agreement.

               3.5    CONTINUED OBLIGATIONS OF OWNER.

                      (a) Upon the termination or expiration of this Agreement for any reason, Owner shall, subject to the limitations contained in this Agreement, remain obligated to Manager for any unpaid Management Fee (as defined below) earned by Manager pursuant to SECTION 10.1 through the date of termination and for all reimbursements due to Manager pursuant to this Agreement (offset, however, by (i) the amount of any damages incurred by Owner as the result of any defaults by Manager under this Agreement, including, without limitation, the reasonable expenses of Owner and Owner incurred in curing such default, and (ii) any other amounts due to Owner from Manager). Owner agrees to defend, indemnify and hold Manager free and harmless against any and all Losses (as defined below) arising from the acts of Owner or any successor to Manager under the Contracts (as defined below) following the date of termination as provided in SECTION 7.1(m) of this Agreement.

                      (b) In the event Owner terminates this Agreement by reason of a sale or other conveyance of any or all of the Projects as described in SECTION 3.3, the following provisions shall govern with respect to the payment of the Management Fee with respect to each Project sold or conveyed:

                             (i) If Owner gives Manager at least thirty (30)
               days' prior written notice of such sale and termination of this Agreement or, without regard to whether any such prior notice is given, the transferee elects to engage Manager to lease, manage and operate the transferred Project or, in the case of the sale or conveyance of all of the Projects, to assume Owner's and Owner's obligations hereunder, Owner shall pay to Manager any unpaid portion of the Management Fee earned with respect to each Project being sold or conveyed as of the date of termination or transfer, as well as any other expenses payable to Manager hereunder as of such date, and no further sums shall be due Manager from Owner; or

                           (ii) If Owner fails to give Manager at least thirty
               (30) days' prior written notice of such sale and termination and the transferee elects not to engage Manager or to assume Owner's obligations hereunder, Owner shall pay to Manager, in addition to the portion of the Management Fee earned with respect to each Project being sold or conveyed, through the date of termination, an amount equal to the Management Fee Manager would have earned with respect to such Project(s), but for the termination, during the thirty (30) days' period following such termination. Except as provided in this SUBSECTION 3.5(b)(ii), upon any sale or transfer of a Project, Owner shall be released from all of their respective obligations hereunder (other than those obligations which have accrued as of the date of termination), any obligations to be performed hereunder with respect to such Project after the date of termination and any continuing indemnification obligations hereunder.

                      (c) If Manager is entitled to a Management Fee or any sums following a termination of this Agreement, Owner shall pay to Manager, within twenty (20) days after the effective date of such termination, an amount equal to the Management Fee due Manager, pro-rated to the date of termination, less any amounts which may be due Owner from Manager and the amount of any damages incurred by Owner as the result of any defaults by Manager under this Agreement including, without limitation, the reasonable expenses of Owner incurred in curing such default. Any amounts in addition to the Management Fee earned as of the date of termination and payable under SUBSECTION 3.5(b)(ii) shall be paid within twenty (20) days following the expiration of the thirty (30) day period described in SUBSECTION 3.4 (b)(ii).

Owner's obligations under this SECTION 3.5 shall survive termination and expiration of this Agreement.


                  ARTICLE 4. BUDGETS, ACCOUNTING AND REPORTING

               4.1    BUDGET.

                      (a) If any portion of a Project is leased as of the Commencement Date, Owner shall deliver to Manager the budget for such Project for the period commencing on the Commencement Date and ending ninety (90) days thereafter. Manager shall, within thirty (30) days after the Commencement Date, provide Owner with Manager's written comments with respect to such budget. If a Project is not ready for leasing as of the Commencement Date, within forty-five (45) days prior to the availability of the first residential unit for leasing, Manager shall prepare and submit to Owner the budget for such Project as hereinafter described. With respect to the Budget Year (as defined below), or any applicable portion thereof during the first calendar year of the Initial Term, and for each Budget Year thereafter during the Term, Manager shall prepare and submit to Owner, for Owner's approval, a proposed budget for each Project, in form reasonably acceptable to Owner, for the promotion, operation, repair and maintenance of the Project for each forthcoming Budget Year. Manager shall use its best efforts to minimize the cost to Owner of goods and services supplied to all Projects (including the utilization of competitive bids, where possible) without adversely affecting the physical condition, standards of maintenance or operations of the Projects, taken individually and as a whole. Owner acknowledges, however, that certain line items to be included in the proposed budget (e.g., property taxes and charges imposed by public utility companies) are beyond Manager's control. Each proposed budget shall be delivered to Owner no later than one hundred twenty (120) days prior to the end of the Budget Year preceding the Budget Year for which the proposed budget is to be effective or as otherwise instructed in writing by Owner. Notwithstanding the foregoing, Owner shall have the right, from time to time, upon written notice to Manager, to reasonably modify Manager's duties under this SECTION 4.1(a).

                      (b) Such proposed budget shall include a proposed marketing and staffing plan, leasing parameters and an estimated capital budget, with all line items classified in accordance with a chart of accounts approved by Owner. Each proposed budget shall include a current year forecast of operating revenues and expenses for the Project for which the proposed budget has been prepared.

                      (c) For each Project Owner shall approve, or specify an alternative to, the proposed budget or any individual line item set forth therein in its sole and absolute discretion. Owner shall, on or before the commencement of each Budget



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



        Year, at its option, either give written notice of its approval of the proposed budget or give written notice of an alternative budget. Each budget, as approved or otherwise specified by Owner in writing, shall be referred to herein as the "APPROVED BUDGET." Notwithstanding the foregoing, Owner shall have the right, from time to time, upon written notice to Manager, to modify any Approved Budget for any Budget Year.

                      (d) As used herein, "BUDGET YEAR" shall mean the twelve
        (12) month period elected by Owner from time to time in its discretion. Until otherwise elected by Owner, on behalf of Owner, "BUDGET YEAR" shall mean the fiscal year beginning on January 1 and ending on the following December 31. In the event Owner, on behalf of Owner elects to change the Budget Year at any time during the Term, Manager shall revise the Approved Budget for each affected Project in accordance with the provisions of this SECTION 4.1 to reflect such change, and Manager shall cooperate with Owner as necessary to accommodate the change in the Budget Year.

               4.2 OPERATION IN ACCORDANCE WITH BUDGET. Manager shall use its best efforts to insure that the actual costs of maintaining and operating each Project do not exceed the amounts agreed upon in the Approved Budget with respect to such Project, either in total or with respect to any individual line item. Any change to an Approved Budget shall be subject to the prior written approval of Owner which approval may be withheld in Owner's sole discretion. All expenses must be charged to the proper account on the Approved Budget and no expense may be classified or reclassified for the purpose of avoiding an excess in the annual budgeted amount of any accounting category. If Manager advances for Owner's account any amount for the payment of any expenses of Manager, Owner shall reimburse Manager therefor only if: (a) such expenses are for items on the Approved Budget and (b) Manager has submitted appropriate details of such expenses, including, without limitation, paid invoices without Manager's markup. During any Budget Year, Manager shall not, without the prior written approval of
Owner: (a) disburse any amounts attributable to items not reflected in the Approved Budget which exceed, in the aggregate, Five Thousand Dollars ($5,000), except in the case of an emergency situation threatening imminent injury to persons, damage to property or interruption of essential services to tenants, or
(b) make any expenditure which in Manager's reasonable judgment will cause, on an annual basis, either the total Approved Budget to be exceeded or the amounts allocated to the following categories: Payroll and Related Expenditures, General and Administrative Expense, Advertising and Promotion, Turnover, Maintenance-Buildings, Maintenance-Grounds, Maintenance-Non-Recurring, Utilities and Capital Expenses (collectively, the "MAJOR CATEGORIES") to be exceeded; provided, however, Manager shall be entitled to make expenditures which exceed individual line items included within the Major Categories by an amount not to exceed the greater of (i) ten percent (10%) of the budgeted amount for such line item, or (ii) Ten Thousand Dollars ($10,000), so long as neither the total budgeted amount for the applicable Major Category nor the total Approved Budget is exceeded.



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



               4.3 BOOKS OF ACCOUNT. Manager shall maintain adequate and separate books and records for each Project with entries supported by supporting documentation sufficient to allow Owner or its agents to ascertain their accuracy. Such books and records shall be made available to Owner and its agents in connection with independent financial audits of Owner, as well as audits by any governmental authority, including, without limitation, the Internal Revenue Service, the Franchise Tax Board and the Orange County Assessor's Office. Manager shall maintain and safeguard such books and records at Manager's office or at such other location as may be agreed upon in writing. Manager shall ensure such control over accounting and financial transactions as is reasonably necessary to protect Owner's assets from theft, error or fraudulent activity by Manager's employees. Unless any losses arising from any such occurrences are covered by any of the insurance policies required to be maintained hereunder, Manager shall bear all monetary losses arising from such occurrences, including, without limitation, the following:

                      (a) Theft of assets by Manager's principals, officers, employees or Affiliates;

                      (b) Late charges, penalties or interest due to delay in payment of invoices, bills or other like charges, for any reason other than the failure of Owner to deposit funds in the Operating Account (as defined below) in a timely manner. Such late charges, penalties or interest shall be borne by Manager and paid directly by Manager;

                      (c) Overpayment or duplicate payment of invoices arising from either fraud or negligence;

                      (d) Overpayment of labor costs arising from either fraud or negligence;

                      (e) A sum equal to the value of any form of payment or property from suppliers to Manager's employees arising from the purchase of goods or services for the Project(s), excluding, however, gifts of nominal value received in the ordinary course of business and in compliance with SECTION 12.13; and

                      (f) Unauthorized use of facilities in any Project by Manager's employees.

               4.4 FINANCIAL REPORTS. No later than the third (3rd) business day of each calendar month, Manager shall furnish to Owner with respect to each Project, in such form as Owner may require, a report of all transactions occurring during the preceding month. Manager shall deliver to Owner no later than the tenth (10th) day of each calendar month, in such form as Owner may require, a statement of income and expenses for each Project for the preceding month and a balance sheet for each Project, each prepared on a cash and



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accrual basis according to generally accepted accounting principles and accompanied by supporting summaries of adjusting journal entities, bank reconciliations applicable to the most recent statements prepared by the banks handling Project funds, an analysis of prepaid rent (if any), a schedule of all expenses and amounts billed by Manager to Owner and all amounts reimbursed by Owner to Manager, and such other financial statements or reports as Owner may require. Manager shall notify Owner, in writing, on a monthly basis, of all rental arrearages that in its judgment are properly written off as uncollectible.

               4.5 SUPPORTING DOCUMENTATION. As additional supporting documentation for the monthly financial statements required under SECTION 4.4, unless otherwise directed by Owner, Manager shall make available, at Manager's office, the following:

                        (a) all bank statements and bank deposit slips;

                        (b) detailed cash receipts and disbursement records;

                        (c) detailed trial balance for receivables and payables
                and billed and unbilled revenue items;

                        (d) paid invoices;

                        (e) supporting documentation for payroll, payroll taxes
                and employee benefits;

                        (f) appropriate details of accrued expenses and property
                records; and

                        (g) information necessary for preparation of Owner's tax
                returns, including a description of and a statement of amounts expended in connection with repairs, capital improvements, taxes, lease summaries and professional fees.

               4.6 CHANGES IN MANAGER'S OPERATIONS MANUAL. Within one hundred twenty (120) days following the end of each calendar quarter, Manager shall deliver to Owner copies of any changes which have been made in Manager's Operations Manual during the last preceding calendar quarter.

               4.7 AUDIT. Using an in-house audit specialist, Manager shall, at least 1.5 times per calendar year, audit all books, records and files maintained by Manager for Owner with respect to the Projects in accordance with the audit guidelines previously or hereafter delivered by Owner. Owner shall have the right to revise such audit guidelines from time to time upon written notice to Manager. Manager shall (i) deliver to Owner an audit schedule within thirty (30) days after the Commencement Date and (ii) deliver to Owner a copy of the



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



completed audit report and discrepancy responses no later than thirty (30) days after completion of each audit during the Term.


                        ARTICLE 5. OWNER'S RIGHT TO AUDIT

               5.1 OWNER'S RIGHT TO AUDIT. Owner, or persons appointed by Owner, may, at Owner's expense, examine all books, records and files maintained for Owner by Manager. Owner may, at its expense, perform any audit or investigation relating to Manager's activities either at the Project to which such books, records or files relate or at any office of Manager if such audit or investigation relates to Manager's activities for Owner. Should Owner's employees or representatives discover either weaknesses in internal control or errors in recordkeeping, Manager shall correct such discrepancies either upon discovery or within a reasonable period of time thereafter. Manager shall inform Owner in writing of the action taken to correct any audit discrepancies. Nothing contained in this SECTION 5.1 shall be deemed to limit Owner's right to terminate this Agreement "FOR CAUSE" as set forth in SUBSECTION 3.2(i).


                          ARTICLE 6. LEASING ACTIVITIES

               6.1 MANAGER'S LEASING OBLIGATIONS. Subject to the direction of Owner Manager shall use its good faith, diligent efforts to lease the Projects in accordance with the Approved Budgets and rental rates, shall act in a fiduciary capacity with respect to Owner and shall deal at arm's length with all third parties, including, without limitation, Affiliates. Without limiting the generality of the foregoing, Manager's leasing obligations shall include the following:

                      (a) Manager shall diligently undertake the rental of all residential units within the Projects which are or may become vacant during the Term. Manager shall establish controls so that ample time is available to renew leases or obtain new tenants and shall use its best efforts to avoid vacancies and loss of income.

                      (b) In leasing any portion of a Project, Manager shall utilize only a standard lease form approved by Owner, with no modifications thereto. Manager shall require each prospective tenant to submit financial information sufficient to allow Manager to verify the ability of such prospective tenant to perform its obligations under its lease.

                      (c) Manager is hereby authorized, during the Term as agent for Owner, to execute residential lease agreements in the form of the then approved standard lease form, provided that Manager shall comply with all terms and provisions hereof, including, without limitation, the leasing guidelines previously or hereafter delivered by Owner (the "LEASING GUIDELINES"). Owner shall have the right to revise such Leasing Guidelines from time to time upon written notice to Manager. In no event shall any lease executed by Manager provide for a lease term in excess of twelve (12) months, without Owner's prior written consent. The rental rates established or approved by Owner shall hereinafter be referred to as the "RENTAL SCHEDULE."

                      (d) Manager shall from time to time, but not less often than once per calendar quarter, submit to Owner, for review and approval by Owner, in writing, recommended rental rates for each Project. Such recommendation shall be in writing and shall be sent to Owner no later than fifteen (15) days prior to the end of each calendar quarter during the Term. Owner shall, at its option, give written notice of its approval of such recommendation or, alternatively, of such other rental rates which Owner desires to establish for each Project. The failure by Owner to notify Manager, in writing, of Owner's approval of such recommended rental rates shall be deemed to be Owner's disapproval thereof. If Owner does not elect to adopt new rental rates for a Project, the rental rates previously in effect for such Project shall be controlling. In no event shall Manager deviate from the rental rates established by Owner for each Project, unless otherwise approved in writing by Owner.

                      (e) Manager shall schedule monthly meetings with Owner in order to review all advertising and promotional materials for each Project, which materials shall be subject to Owner's approval and shall comply with all applicable laws, ordinances and regulations, including, without limitation, any policies or procedures which may be established by Owner and communicated in writing to Manager. In addition, Manager shall obtain the prior approval of Owner (which approval need not be in writing), prior to using any advertising or promotional material not approved by Owner at such monthly meetings. The cost of all advertising and promotional procedures and advertising campaigns shall be within the limits set forth for such expenses in the Approved Budget for the related Project or as otherwise approved by Owner in writing from time to time.


                        ARTICLE 7. MANAGEMENT OF PROJECT

               7.1 DUTIES OF MANAGER; STANDARDS. Manager shall manage, operate and maintain each Project in accordance with the general standards set forth in this ARTICLE 7, the guidelines, policies and procedures issued by Owner from time to time (including, without limitation, the HMCP, as defined below) and Manager's Operations Manual for such Project, in the form delivered to Owner from time to time. Owner will provide Manager with any additional documentation reasonably necessary to establish Manager's authority to act as required hereunder. Without limiting the generality of the foregoing, Manager's functions hereunder shall include the following:

                      (a) Manager shall manage each Project in an efficient and businesslike manner consistent with the standards currently in effect for such Project, having due regard for the age and physical condition of such Project. In addition, Manager shall operate each Project so as to maintain the good name and reputation of Owner in the community in which such Project is located. Manager shall perform all services in a diligent and professional manner in accordance with recognized standards of the property management industry and in compliance with such standards and practices as are prevalent in the geographic area where the Project is located. Manager shall act in a fiduciary capacity with respect to the proper protection of and accounting for Owner's assets, in an independent manner with all third parties and in the best interests of Owner at all times.

                      (b) Manager shall use its best efforts to collect all rents and other charges which may become due at any time from any tenant of a Project, or from others for services provided in connection with or for the use of a Project or any portion thereof. Manager shall collect and identify any income due Owner from miscellaneous services provided to tenants or the public, including, without limitation, parking income, tenant storage, and coin-operated washers, dryers and other machines of all types. All funds received by Manager for or on behalf of Owner shall be deposited in a bank designated by Owner in the Revenue Account (as defined below).


                      (c) Manager shall, at Owner's expense, maintain and make or cause to be made such ordinary repairs and alterations as Manager may deem advisable or necessary, subject to and within the limitations of the Approved Budget for each Project and of this Agreement.

                      (d) (i) Manager shall, at Owner's expense, make or cause to be made such capital improvements to a Project pursuant to plans and specifications approved by Owner, as are included in the Approved Budget for such Project or are otherwise approved by Owner, as well as all remodeling and refurbishing of tenant premises as approved by Owner in connection with the requirements of tenant leases. Manager shall make recommendations, select contractors and follow such bid procedures as are required by Owner in writing from time to time and shall supervise all such work to obtain compliance with contract requirements and applicable law.

                           (ii) Manager shall, at Owner's expense, contract for
               those utilities and provide, or cause to be provided, other building operation, landscaping and maintenance services Manager or Owner shall deem advisable. Manager shall not enter into any contracts with any Affiliate without the prior written consent of Owner. In the event Manager or an Affiliate is then managing other projects similar to the Projects, whether or not any of such other projects are owned in whole or in part by Owner, Manager shall, if possible and subject to the provisions of this SUBSECTION 7.1(d)(ii), use its best efforts to utilize the same individuals or entities under such service contracts as are performing similar services for Manager or an Affiliate in connection with such other projects, if such a procedure would result in cost savings to Owner. All contractors performing work on a Project shall comply with, and shall have incorporated in their contracts, the provisions for OSHA Compliance and Safety and Fire Requirements previously or hereafter delivered to Manager by Owner. Manager shall use all reasonable diligence in evaluating, selecting and supervising all contractors retained by Manager to perform the services set forth herein. Subject to the provisions of ARTICLE 4, Manager hereby agrees that it shall use its best efforts to utilize any group or bulk purchasing opportunities made available to Manager by Owner. Subject to the provisions of
               ARTICLE 4, Manager shall, at Owner's expense, purchase and keep the Projects furnished with all necessary supplies. The cost of such supplies shall be charged to Owner at net cost and Owner shall be credited with all rebates, refunds, allowances and discounts allowed to Manager.

                          (iii) All contracts entered into by Manager with
               respect to a Project pursuant to this SECTION 7.1(d) (collectively, the "CONTRACTS") shall, unless Owner otherwise consents in writing, be on a standard form approved by Owner in writing and shall include a provision for early termination in the event of a sale, conveyance or exchange of such Project by Owner (as described in SECTION 3.3 hereof) if Owner or the transferee elects to terminate such Contract, a provision for early termination in the event this Agreement is terminated by Owner pursuant to SECTION 3.2(h), and a provision obligating the other contracting party to continue to perform under its Contract in the event (a) this Agreement is terminated for any reason and Owner elects to take an assignment of such Contract and require the other contracting party to continue its performance thereunder directly on behalf of Owner, or (b) of a sale, conveyance or exchange of such Project by Owner if the transferee elects to take an assignment of such Contract and require the other contracting party to continue its performance thereunder directly on behalf of such transferee. Subject to this SUBSECTION 7.1(d)(iii), Manager shall be responsible for the negotiation of all such Contracts and all such Contracts shall be executed by Manager on its own behalf and not as agent for Owner; provided, however, that as between Owner and Manager, Owner shall be responsible for all expenses associated with any such Contract, so long as such expenses are incurred in compliance with the applicable Approved Budget and the terms of this Agreement. Manager shall not enter into any Contract which would cause, on an annual basis, either the total Approved Budget or the amounts allocated to Major Categories to exceed the limits set forth in
               SECTION 4.2 hereof. Promptly upon the execution thereof, Manager shall deliver to Owner one fully executed original of any Contract in an amount equal to or greater than Five Thousand Dollars ($5,000). In addition, Manager shall, within five (5) days after Owner's written request therefor, deliver to Owner a copy of any other Contract requested by Owner.

                      (e) Intentionally deleted.

                      (f) Manager shall operate, in accordance with a budget approved by Owner, Owner's Information Center and Owner's corporate housing program.

                      (g) If requested by Owner in writing, which request shall specify the applicable amounts due and payable, Manager shall pay from the Operating Account all bills for payments due under mortgages and ground leases with respect to the Projects, all real estate, personal property and improvement taxes and assessments due with respect to the Projects and insurance premiums for insurance coverage carried by Owner with respect to the Projects. In such event, all such expenses shall be included in the Approved Budget for the related Project. Owner shall be responsible for prosecuting the appeal of any property tax assessment for each Project and the payment of all costs incurred in connection therewith.

                      (h) Subject to the other provisions of this Agreement, at Owner's expense, Manager shall be responsible for compliance with all federal, state and municipal laws, ordinances, regulations and orders related to the leasing, use, operation, repair and maintenance of each Project, including, without limitation, compliance with all state or federal fair housing laws, rules and regulations, with the rules, regulations or orders of the local Board of Fire Underwriters or other similar body and with the Americans with Disabilities Act. Manager shall promptly notify Owner of any violation of any such law, ordinance, rule, regulation or order, and, with the approval of Owner, promptly remedy any such violation which comes to its attention, at Owner's expense. Expenses incurred in so complying and in correcting any such violation shall be included in the Approved Budget for such Project or otherwise approved in advance by Owner in writing, except in the case of an emergency threatening imminent personal injury or property damage or a situation which, in the absence of immediate action, could subject Owner to civil or criminal penalties, in which event Manager shall use its best efforts to notify Owner of such violation and corrective action so taken. Manager shall familiarize itself with the terms of and be responsible for avoiding any violations of the requirements of Owner set forth in any development agreement, ground lease, tenant lease, mortgage, deed of trust or other instrument affecting each Project and delivered to Manager by Owner, including, without limitation, subject to the provisions of SECTION 12.17 hereof, any regulatory agreement, declaration of covenants, conditions and restrictions or similar document affecting a Project that imposes any requirements regarding permitted income levels of Project tenants or other restrictions imposed by applicable governmental agencies in connection with any revenue bond or similar financing applicable to such Project, and shall otherwise comply with any written instructions of Owner with respect thereto. Manager shall furnish to Owner, upon receipt by Manager, each notice or order affecting any Project, including, without limitation, any notice from any taxing or other governmental authority and notice of violation of any requirement or order issued by any Board of Fire Underwriters or other similar body against such Project or Owner, any notice of default or otherwise from the holder of any mortgage or deed of trust or any notice of renewal, termination or cancellation of any insurance policy. Manager, however, shall not take any action under this SECTION 7.1(f) in the event Owner notifies Manager, in writing, that Owner is contesting or intends to contest such notice, order or requirement, provided that Manager shall be subject to no liability resulting from Manager's failure to take such action during the pendency of such contest. Notwithstanding the foregoing, however, Manager's responsibilities under this SECTION 7.1(f) shall not extend to matters requiring the expenditure of Owner's funds but disapproved in writing by Owner.

                      (i) Manager shall, at Owner's expense, arrange for the obtaining and renewal of all business licenses affecting each Project; provided, however, that the cost of obtaining or renewing any broker's or similar business license required to be obtained by Manager in order to fulfill its obligations under this Agreement shall be borne solely by Manager.

                      (j) Manager shall, at Owner's expense, engage counsel and cause such legal proceedings to be instituted and prosecuted in an expeditious manner as may be necessary to enforce payment of rent and compliance with leases or to dispossess tenants. Manager shall use legal counsel approved by Owner to institute such actions and all settlement negotiations involving claims in excess of Three Thousand Five Hundred Dollars ($3,500) shall be subject to the prior approval of Owner. Attorneys' fees and costs so incurred shall be borne by Owner and shall be submitted to Owner for approval prior to payment, unless the cost is already reflected in the Approved Budget for the applicable Project or unless payment is due under a contract previously approved by Owner.

                      (k) Manager shall employ at all times a sufficient number of capable employees to enable it to manage, operate and maintain the Projects properly, adequately, safely and economically. Except as expressly provided in SECTION 7.1 to the contrary, all matters pertaining to the employment, supervision, compensation, promotion and discharge of such employees shall be the responsibility of Manager. Manager will negotiate with any union lawfully entitled to represent such employees and shall execute in its own name, and not as agent for Owner, collective bargaining agreements or labor contracts resulting therefrom. At least once per year Manager shall train its employees in the compliance with the HMCP, all state or federal fair housing laws, rules and regulations and in the reduction of general liability risks. Owner shall not have any liability with respect to any employment arrangements with employees employed in connection with the management of any Project, and all employment arrangements shall expressly so provide. Manager shall comply with the Americans With Disabilities Act and all applicable governmental requirements relating to workers' compensation, social security, unemployment insurance, hours of labor, wages, working conditions, equal employment laws and regulations and other employer-employee related matters.

                      (l) If requested by Owner, Manager shall notify Owner of the identities, job titles and salaries of the on-site employees to be responsible for the direct management of each Project. Manager shall notify Owner in advance of any staffing changes relating to the on-site employees responsible for the direct management of each Project or the off-site employees responsible for the handling of the relationship between Owner and Manager and Manager shall cooperate with Owner in addressing Owner's concerns in connection with such staffing changes. Manager shall require coverage of all employees by fidelity bond or coverage under Manager's comprehensive crime insurance policy, each in amounts required by Owner. Manager shall identify to Owner the job description of employees whose salaries Manager will initially charge to a Project for direct services rendered to such Project. All employee salaries and positions shall be consistent with the Approved Budget for the related Project.

                      (m) Manager shall be responsible for administering the enforcement of all Project parking rules and regulations established by Owner and furnished in writing to Manager.

                      (n) Manager hereby agrees to cooperate with any financial institution or other lender designated by Owner to provide financing for any Project and consents to the assignment by Owner, individually and as agent for Owner, of this Agreement as security for any loan to Owner from such lender. Manager further agrees to cooperate with brokers and prospective purchasers designated by Owner in connection with the sale, conveyance or exchange of any Project.

                      (o) Promptly following the execution of this Agreement and thereafter upon the commencement of work in connection with the Projects by any Covered Personnel (as defined below), Manager shall deliver a copy of the Anti- Discrimination Policy (as defined below) to all Covered Personnel and shall obtain a written acknowledgment from each such employee, in form and substance acceptable to Owner, certifying that they have read and understand the Anti-Discrimination Policy and agree to abide by its terms. Manager shall maintain and safeguard the Anti-Discrimination Policy and the original written acknowledgments relating thereto with the books and records for each Project as provided in this Agreement. As used herein, the term "COVERED PERSONNEL" shall mean (i) all of Manager's personnel now or hereafter involved in the leasing of a Project, whether such employees are on- or off-site personnel, and (ii) all of Manager's personnel now or hereafter employed on-site at a Project. As used herein, the term "ANTI-DISCRIMINATION POLICY" shall mean a written anti-discrimination policy prepared by Manager and approved by Owner.

                      (p) Manager shall maintain frequently and update on a periodic basis but in no event less than once per year, a complete inventory of all of Owner's personal property located at each Project site. Manager shall deliver a copy of such inventory to Owner prior to the commencement of each Budget Year or more frequently as requested by Owner.


                            ARTICLE 8. BANK ACCOUNTS

               8.1 REVENUE ACCOUNT. Manager shall deposit all Project Income (as defined below) and other funds collected from the operation of each Project in a special account in a bank approved by Owner (interest bearing, if possible) (individually the "REVENUE ACCOUNT" and collectively the "REVENUE ACCOUNTS") for such Project in the name of Owner or as Owner may designate. Manager shall have no authority to withdraw funds from the Revenue Account. Manager shall instruct the bank to hold such funds in trust for Owner.

               8.2 OPERATING ACCOUNT. Owner shall establish one or more bank accounts, including, without limitation a principal account for the projects (the "OPERATING ACCOUNT") which shall be used for the payment of all costs and expenses to be borne by Owner hereunder. Manager shall have the authority to withdraw funds from the Operating Account to fulfill its obligations under this Agreement, but shall otherwise have no right, title or interest in such funds. Manager shall in no event allow any funds withdrawn from the Operating Account to be commingled with any other funds or bank accounts of Manager. Following written notification from Manager of projected cash requirements for the Project, which notices shall be delivered to Owner not more often than once per week, Owner shall maintain in the Operating Account an amount sufficient to pay all budgeted expenses for the Projects for each month in a timely manner. Manager shall pay from the Operating Account the operating expenses of the Projects and any other required payments applicable to the Projects, as set forth in this Agreement.

               8.3 SECURITY DEPOSIT ACCOUNT. If applicable law requires a segregated account for tenant security deposits, Manager will open a separate interest bearing account (the "DEPOSIT ACCOUNT") for each Project in Owner's name at a bank approved by Owner, and shall instruct the bank to hold the funds in trust for Owner. Manager shall maintain the Deposit Account, if required, in accordance with applicable law and shall otherwise comply in all respects with CALIFORNIA CIVIL CODE SECTION 1950.5. Manager shall use the Deposit Account only to maintain security deposits for the related Project. Manager shall maintain



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detailed records of all security deposits and allow Owner or its designees access to such records.

               8.4 CHANGE OF BANKS. Owner may direct Manager, in writing, to change a depository bank or any depository arrangements, provided that any costs or expenses associated with such change shall be paid by Owner.


                    ARTICLE 9. INSURANCE AND INDEMNIFICATION

               9.1    INSURANCE TYPES.

                      (a) Manager shall not commence any work under this Agreement until it obtains all insurance required to be obtained by Manager hereunder. Manager will not permit any other party with whom it may contract to perform services on a Project site (hereinafter the "CONTRACTORS") to commence work under the applicable Contract until the insurance requirements for Contractors who are not Class I Contractors (as defined below) described in EXHIBIT B attached hereto and by this reference incorporated herein, or the insurance requirements for Class I Contractors described in EXHIBIT C attached hereto, as applicable, have been complied with by the applicable Contractor and incorporated into the applicable Contract. As used herein, "CLASS I CONTRACTORS" shall mean the Contractors performing any of the work or services (the "CLASS I WORK") described in EXHIBIT D attached hereto and such other Contractors as may be designated as Class I Contractors by Owner from time to time. In the event any Contractor is performing work or services which are both Class I Work and work or services which would not be considered Class I Work, such Contractor shall be deemed to be a Class I Contractor with respect to all of the work or services which it performs.

                      (b) All insurance described under this ARTICLE 9 which is to be carried by Manager will be maintained by Manager with insurance carriers licensed and approved to do business in California, having a general policyholders' rating of not less than an "A" and a financial rating of not less than "X" in the most current Best's Key Rating Guide. In no event shall such insurance be terminated or otherwise allowed to lapse prior to termination of this Agreement or such longer period as may be specified herein, unless such terminated or lapsed insurance is immediately replaced by substitute insurance meeting the requirements of this ARTICLE 9. Manager may provide the insurance described in this
        ARTICLE 9, in whole or in part, through a policy or policies covering other liabilities and projects of Manager; provided, however, that any such policy or policies shall: (i) allocate to each Project the full amount of insurance required hereunder; and (ii) contain, permit or otherwise unconditionally authorize the waiver contained in SECTION 9.10.

               9.2 EVIDENCE OF INSURANCE. As evidence of Manager's specified insurance coverage, Owner shall accept certificates and endorsements issued by Manager's insurance carrier acceptable to Owner showing such policies in force for the specified period. Owner retains the right to review the actual insurance policies upon its request. Such evidence shall be delivered to Owner promptly following the execution of this Agreement or prior to commencement of work, whichever first occurs. Each policy and certificate shall be subject to approval by Owner (such approval not to be unreasonably withheld), and shall provide that such policy shall not be subject to material alteration or cancellation without thirty (30) days' notice in writing to be delivered by registered mail to Owner. Should any policy expire or be cancelled prior to the expiration or earlier termination of this Agreement, and Manager fails immediately to procure other insurance as specified herein, Owner reserve the right, but shall have no obligation, to procure such insurance and to deduct the cost thereof from any sum due Manager under the terms of this Agreement. Manager shall permit Owner to inspect such evidence of insurance as Manager obtains from its Contractors.

               9.3 DAMAGES. Nothing contained in this ARTICLE 9 is to be construed as limiting the extent of Manager's responsibility for the payment of damages resulting from Manager's operations under this Agreement nor shall anything contained herein be deemed to place any responsibility on Owner for ensuring that the insurance required hereunder is sufficient for the conduct of Manager's business.

               9.4 WORKERS' COMPENSATION INSURANCE. Manager shall obtain and maintain full Workers' Compensation Insurance, including Employer's Liability, at a minimum limit of One Million Dollars ($1,000,000) or current limit carried, whichever is greater, for all personnel whom it employs in carrying out Manager's obligations under this Agreement, including an endorsement evidencing waiver of subrogation by the insurance carrier with respect to Owner. Such insurance shall be in substantial accordance with the requirements of the most current and applicable State Workers' Compensation Insurance Laws in effect from time to time. Owner shall bear the cost of such insurance attributable to and covering Manager's On-Site Personnel (as defined below) and Manager shall bear the cost of such insurance attributable to and covering any other personnel who perform services in connection with any of the Projects but who are not On-Site Personnel. The cost of such insurance attributable to On- Site Personnel shall not exceed the amount set forth in the applicable Approved Budget, as such amount may be increased as a result of any audit by the insurer. For the purposes of this Agreement, the term "ON-SITE PERSONNEL" shall be deemed to include only those employees of Manager who are located on a Project site on a full time basis or who are located on a Project site on a part-time basis but who provide direct services to a Project, such as landscaping, maintenance and the like. In no event shall "ON- SITE PERSONNEL" include Manager's general administrative or supervisory employees who provide services to more than one project.



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



               9.5 COMPREHENSIVE OR COMMERCIAL GENERAL LIABILITY INSURANCE. Manager shall, at Owner's expense, obtain and maintain Comprehensive or Commercial General Liability Insurance on an "occurrence" basis, with acceptable deductibles, with a combined single limit for bodily injury and property damage of Five Million Dollars ($5,000,000) or current limit carried, whichever is greater, covering Operations, Independent Contractors, Products and Completed Operations, Contractual Liability (specifically covering the indemnification contained in SECTION 9.13), Broad Form Property Damage (including completed operations), claims and lawsuits by one insured against another insured, Personal Injury and Explosion, Collapse and Underground Hazards (X,C,U). The limits of liability of the insurance coverage specified in this SECTION 9.5 may be provided by any combination of primary and excess liability insurance policies. If excess risks are involved, greater limits of liability may be required by Owner.

               9.6 AUTOMOBILE LIABILITY INSURANCE. Manager shall obtain and maintain owned, hired and non-owned automobile liability insurance covering all use of all automobiles, trucks and other motor vehicles utilized by Manager in connection with the performance of its obligations hereunder, with a combined single limit for bodily injury and property damage of Five Million Dollars ($5,000,000) or current limit carried, whichever is greater. Owner shall bear the cost of such insurance attributable to and covering Manager's On-Site Personnel and Manager shall bear the cost of such insurance attributable to and covering any other personnel of Manager who perform services in connection with the Project but who are not On-Site Personnel. The cost of such insurance attributable to On- Site Personnel shall not exceed the amount set forth in the applicable Approved Budget.

               9.7 COMPREHENSIVE CRIME INSURANCE. Manager shall, at Manager's expense, obtain and maintain either a policy of comprehensive crime insurance or a fidelity bond, at Manager's option, in an amount not less than Two Hundred Fifty Thousand Dollars ($250,000) per occurrence for any of Manager's employees who may handle funds or property in connection with a Project and to provide coverage to protect Owner.

               9.8 INSURANCE TO BE MAINTAINED BY OWNER. Owner shall, at Owner's expense, obtain and maintain "All Risk" Insurance covering loss or damage to each Project, with such deductibles as Owner shall determine in its sole discretion. Owner shall also maintain Comprehensive or Commercial General Liability Insurance, with such deductibles or self insured retention as Owner shall determine in its sole discretion, with a combined single limit for bodily injury and property damage of One Million Dollars ($1,000,000) and shall, on a primary basis, name Manager as an additional insured for claims arising out of Owner's negligence. Owner shall, at Manager's written request to be made not more than annually, deliver to Manager a certificate issued by Owner's insurance carrier showing such Comprehensive or Commercial General Liability Insurance to be in force.

               9.9 CONDITIONS TO OWNER'S INSURANCE BEING PRIMARY. Owner's obligation to name Manager as additional insured pursuant to SECTION 9.8 shall be subject to the following conditions:

                      (a) Manager shall comply with Owner's accident reporting procedures, which may be modified from time to time upon written notice to Manager;

                      (b) Manager shall notify Owner immediately upon learning of any material loss, damage or injury occurring on a Project;

                      (c) Manager shall not take any action (such as an admission of liability) which might bar Owner from obtaining any protection afforded by any insurance policy of Owner or which might prejudice Owner in defending a claim based on any loss, damage or injury;

                      (d) Owner shall have the exclusive right, at its option, to conduct the defense of any claim, demand or suit within limits prescribed by the policy or policies of insurance;

                      (e) Manager shall cooperate with Owner in the disposition of claims, including furnishing all available information to Owner and Owner's insurers;

                      (f) Manager shall not be covered for any claims against Manager by Owner's insurers or Owner, as Owner is specified in SECTION 9.12; and

                      (g) Manager recognizes that the foregoing conditions shall not diminish Manager's duties, obligations and responsibilities under this Agreement.


               9.10   MANAGER'S OBLIGATIONS.  Manager shall:

                      (a) Comply with Owner's accident reporting procedures, which may be modified from time to time upon written notice to Manager;

                      (b) Notify Owner immediately upon learning of any material loss, damage or injury occurring on a Project;

                      (c) Not take any action (such as an admission of liability) which might bar Owner from obtaining any protection afforded by any insurance policy of Owner or which might prejudice Owner in defending a claim based on any loss, damage or injury;

                      (d) Cooperate with Owner in the disposition of claims, including furnishing all available information to Owner and Owner's insurers;

                      (e) Not be covered for any claims against Manager by Owner's insurers or Owner, as Owner is specified in SECTION 9.12; and

Owner shall have the exclusive right, at its option, to conduct the defense of any claim, demand or suit within limits prescribed by the policy or policies of insurance;

               9.11 WAIVER OF SUBROGATION. Owner and Manager hereby waive all rights against each other for damages caused by fire and other perils and risks to the extent covered by Manager's policies of insurance and Owner's "All Risk" Insurance, except such rights as Owner, as specified in SECTION 9.12, may have:
(a) to the proceeds of such insurance held by Owner as trustee, and (b) to payment for damages as set forth in SECTION 9.13.

               9.12 ADDITIONAL INSURED. Owner, as specified below, shall be included as an additional insured under the coverage specified in SECTIONS 9.5 AND 9.6 , with the following endorsement or provision included within each applicable policy: "It is understood and agreed that the coverage afforded by this Policy shall also apply to Irvine Apartment Communities, L.P., a Delaware limited partnership, and its respective officers, directors, agents, servants, employees, divisions, subsidiaries, partners, shareholders and affiliated companies of each of them as additional insureds, but only with respect to legal liabilities or claims caused by, arising out of or resulting from the acts or omissions of the named insured or of others performed on behalf of the named insured." In the event Owner assigns this Agreement in connection with the sale, conveyance or exchange of a Project, the endorsement or provision required pursuant to this SECTION 9.12 shall use the name of such transferee in lieu of Irvine Apartment Communities, L.P.

               9.13 CLAIMS PROCEDURES. In the event an incident occurs or any legal action or other claim (a "CLAIM") is asserted by a third party against Owner, as the result of an alleged injury or loss sustained within a Project during the Term, Manager shall, promptly after receipt of actual knowledge of such Claim, investigate same and submit a report to Owner in accordance with Owner's incident reporting procedures. Upon receipt of such information, together with any filed pleadings, Owner shall submit such information to its insurer and/or claims adjusting firm for the purpose of initiating investigation and disposition of the Claim. Manager shall, within a reasonable time after its report to Owner notify its insurer that Owner's insurer and/or claims adjusting firm is investigating such Claim and determining whether to settle, deny or defend such Claim. Owner may instruct its insurer and/or claims adjusting firm to contact Manager's insurer before any offer of settlement is made for the purpose of agreeing upon the respective negligence of, and participation in such settlement by, Owner and Manager. All costs of the foregoing investigation, settlement and defense, and any judgments and other costs related to any such Claim, shall be shared by Owner and Manager in proportion to their respective negligence.

               9.14 INSURANCE AUDIT; REFUNDS. Any insurance charges, including, without limitation, Workers' Compensation Insurance, which are submitted to Owner by Manager shall be subject to audit by Owner. Any insurance dividends earned or returned premiums applicable to the policies required to be carried hereunder at Owner's expense, including, without limitation, Workers' Compensation Insurance, shall be refunded by Manager to Owner immediately upon receipt thereof, and any such refunds shall be accompanied by supporting documentation evidencing the refunded amounts.

               9.15 OWNER'S ELECTION TO INSURE. Owner reserves the right, but shall have no obligation, to procure the insurance, or any portion thereof, for which Manager is herein responsible and which is described in this ARTICLE 9. Owner shall notify Manager if Owner exercises its right, whereupon Manager's responsibility to carry such duplicative insurance shall cease and the sums paid by Owner to Manager hereunder shall be equitably adjusted by the parties to reflect any resulting cost saving to Manager. Owner further reserves the right at any time, with thirty (30) days' prior notice to Manager, to require that Manager resume the maintenance of any insurance for which Owner has elected to become responsible pursuant to this SECTION 9.15; and in such event, the sums paid to Manager by Owner shall increase to the extent of any previously agreed and implemented reduction as aforesaid attributable to Owner's prior assumption of the particular insurance coverage.


                       ARTICLE 10. COMPENSATION OF MANAGER

               10.1 MANAGEMENT FEE. As compensation for the performance of its obligations hereunder, Manager shall be paid a monthly management fee ("MANAGEMENT FEE") as set forth on EXHIBIT F attached hereto.

               10.2 PROJECT INCOME. For purposes of this Agreement, "PROJECT INCOME" shall mean with respect to each Project the sum of (a) all Rent (as defined below) recognized on an accrual basis during such month, and (b) all other Income (as defined below) from such Project operations recognized on an accrual basis during such month. For purposes of this Agreement, "RENT" shall mean all amounts collected from Project tenants, licensees and concessionaires, excluding, however (i) security and other tenant deposits (other than as applied to pay rent or other amounts included within Project Income), (ii) fees paid by tenants of such Project for special services or programs, including, without limitation, payments made by tenants to Manager or any third party in connection with rental insurance or furniture rental programs, and (iii) rents paid in advance by tenants, except the portion of any such advance payment applied to the rent due for the current month. For purposes of this Agreement, "INCOME" shall mean all income from such Project other than Rent, including, without limitation, income from coin-operated washers and dryers installed at such Project, parking charges and fees and amounts paid for vending machine rental charges. Income shall not include interest income, extraordinary receipts, amounts received in settlement of insurance claims, costs and fees recovered in litigation and refunds or returns from governmental authorities or public agencies of taxes paid, amounts received as compensation for condemnation or other similar proceedings affecting all or any portion of such Project, the proceeds of the sale, conveyance, exchange or refinancing of all or any portion of such Project or refunds from contractor's or service providers of amounts paid under construction or service contracts.

               10.3   INTENTIONALLY DELETED.


                         ARTICLE 11. PAYMENT OF EXPENSES

               11.1 COSTS ELIGIBLE FOR PAYMENT FROM OPERATING ACCOUNT. Manager shall pay all expenses incurred in connection with the operation, maintenance and repair of each Project, to the extent, and only to the extent, included in the Approved Budget for such Project directly from the Operating Account, subject to the conditions set forth in ARTICLE 7, including the following:

                      (a) costs of the gross salary and wages or proportionate shares thereof, payroll taxes, employee's health insurance, workers' compensation, termination benefits payable pursuant to California law and other benefits of Manager's employees who are located on-site, including temporary employees performing on-site services in connection with such Project (and including, without limitation, accrued benefits owed to former employees of the Sares-Regis Group, J&M Realty and Western National Property Management and assumed by Manager and any accrued benefits owed by Manager to any On-site Personnel upon termination of this Agreement), and are required to manage, operate and maintain such Project properly, adequately, safely and economically, in accordance with this Agreement, provided that such costs are provided for in the Approved Budget for such Project and provided that in no event shall Owner, in its capacity as Owner, be responsible for any compensation paid to any such employee in the form of stock or options to acquire stock in Irvine Apartment Communities, Inc. Manager shall not be entitled to pay such employees in advance;

                      (b) costs incurred to correct the violation of any governmental requirement relating to the leasing, use, repair and maintenance of the Project, or relating to the rules, regulations or orders of the local Board of Fire Underwriters or other similar body, if such costs are not incurred as the result of Manager's negligence or willful misconduct;

                      (c) actual and reasonable costs of all repairs, decorations and alterations, if such cost is not the result of Manager's negligence or willful misconduct;

                      (d) all costs incurred in connection with all service agreements approved by Owner;

                      (e) all costs of collection of delinquent rents collected by a collection agency approved in advance by Owner;

                      (f) all legal fees of attorneys approved (or designated as provided in SECTION 7.1(h)) by Owner in advance of retention, if Owner has approved the specific amount of such attorneys' fees in advance of payment;

                      (g) the cost of capital expenditures;

                      (h) with the prior written approval of Owner, the cost of cash registers, adding machines and other equipment of such type and use (including any and all electronic data processing equipment) located at the Project site and owned or leased by Owner;

                      (i) the cost of utilities;

                      (j) the cost of advertising approved by Owner;

                      (k) the cost of the insurance policies required to be maintained by Manager at Owner's expense pursuant to ARTICLE 9;

                      (l) the cost applicable to the items set forth in SECTION 7.1(f), to the extent Owner has requested that Manager pay such items;

                      (m) if approved in advance by Owner, the cost of travel by Manager's employees described in SECTION 11(a) hereof, incurred in connection with the performance of Manager's obligations hereunder, exclusive of daily commuting expenses to and from the Project;

                      (n)    the Management Fee;

                      (o) emergency expenses incurred pursuant to SECTION 4.2 hereof; and

                      (p) such other amounts as may be approved in advance by Owner.


               11.2 NON-REIMBURSABLE COSTS. The following expenses or costs incurred by or on behalf of Manager in connection with the management and leasing of the Projects shall be at the sole cost and expense of Manager and shall not be reimbursed by Owner:

                      (a) cost of gross salary and wages, payroll taxes, insurance, workers' compensation and other benefits of Manager's office and other off-site personnel (including any stock options granted to off-site personnel);

                      (b) general accounting and reporting services within the reasonable scope of Manager's responsibility to Owner;

                      (c) the cost of printed checks for each bank account required to be maintained hereunder;

                      (d) cost of printed forms, papers, ledgers and other supplies and equipment not located at the Project sites;

                      (e) cost of electronic data processing hardware and software, including repair and maintenance expenses related thereto, located at Manager's office and used for preparation of reports, information and returns to be prepared by Manager under the terms of this Agreement;

                      (f) cost of electronic data processing provided by computer service companies for preparation of reports, information and returns to be prepared by Manager under the terms of this Agreement;

                      (g) cost of daily commuting expenses incurred by Manager's employees to and from the Projects;

                      (h) cost of transferring Manager's employees to the Project, unless such cost is approved in advance by Owner;

                      (i) vacation and other benefits earned by Manager's employees which are transferred to a Project, which benefits are earned by such employees prior to the date of such transfer;

                      (j) costs charged by Manager to Owner unless such costs have been approved in advance by Owner;

                      (k) costs charged by any Affiliate of Manager under any subcontract unless such costs have been approved in advance by Owner;

                      (l) costs attributable to losses arising from negligence, fraud, willful misconduct or misrepresentation on the part of Manager or Manager's employees;



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



                      (m) cost of workers' compensation insurance with respect to Manager's personnel performing services in connection with the Projects (other than On-Site Personnel);

                      (n) cost of the comprehensive crime insurance or fidelity bond required pursuant to SECTION 9.7; and

                      (o) unless required by Owner, the cost of comprehensive crime insurance or other fidelity bond or other insurance purchased by Manager for its own account.


                         ARTICLE 12. GENERAL PROVISIONS

               12.1 INDEPENDENT CONTRACTOR. It is expressly understood and agreed that Manager will act as an independent contractor in the performance of its duties and responsibilities set forth in this Agreement. No provisions hereunder shall be intended to create a partnership or a joint venture between Owner and Manager with respect to any Project or otherwise; and neither party shall have the power to bind or obligate the other party, except as expressly set forth in this Agreement.

               12.2 NOTICES. All notices, demands and reports provided for in this Agreement shall be in writing and shall be personally served or sent by certified mail, postage prepaid and return receipt requested, to the parties at their respective addresses for notice set forth following their signatures to this Agreement or to such other address as either may provide to the other by written notice. For purposes of this Agreement, notices shall be deemed to have been "given" upon personal delivery thereof or two (2) business days after having been deposited in the United States mail, postage prepaid and properly addressed.

               12.3 BROKERS. If Owner executes a listing agreement for the sale of a Project, Manager shall cooperate with such broker to permit the broker to exhibit such Project during reasonable business hours, provided that such broker has secured Manager's permission in advance, and shall cooperate with prospective purchasers of the Project. At Owner's, Manager's duties shall also include, but shall not be limited to, using diligent efforts to obtain, at Owner's expense, tenant estoppel certificates from tenants then leasing residential units within the Project.

               12.4 ATTORNEYS' FEES. In any judicial action between the parties to enforce any of the provisions of this Agreement or any right of any party under this Agreement, regardless of whether such action or proceeding is prosecuted to judgment and in addition to any other remedy, the unsuccessful party shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees and expenses (including fees and charges



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



attributable to legal assistants or other non-attorney personnel performing services under the supervision of an attorney), incurred by the prevailing party.

               12.5 ASSIGNMENT. Manager may not voluntarily or involuntarily, directly or indirectly, sell, assign, hypothecate, pledge or otherwise transfer or dispose of all or any portion of its interest in this Agreement to any third party without the prior written consent of Owner, which may be withheld in Owner's sole and absolute discretion. Any such attempted sale, assignment, hypothecation, pledge or other transfer without such consent shall be void. Owner shall be entitled to assign or otherwise transfer or dispose of all or any portion of its interest under this Agreement at any time without the consent of Manager and upon any such assignment or transfer Owner shall be released from all obligations hereunder (other than those obligations which have accrued as of the date of such assignment or transfer), any obligations to be performed hereunder after the date of such assignment or transfer and any continuing indemnification obligations hereunder. In addition to the foregoing, Owner assign, pledge, hypothecate or otherwise grant a security interest in and to all of its rights under this Agreement as may from time to time be required by any lender as security for a loan by such lender to Owner.

               12.6 AMENDMENTS. Except as otherwise provided herein, all amendments to this Agreement shall be in writing and executed by Owner and Manager.

               12.7 LICENSING. Manager represents and warrants that it is, and, as necessary, its employees are, and Manager covenants and agrees that at all times throughout the Term it and, as necessary, its employees shall be, fully qualified and licensed, to the extent required by law, to manage real property and perform all of the obligations of Manager hereunder. Manager agrees to take, and to cause its employees to take, any and all action necessary to retain all licenses required to carry out its duties hereunder and otherwise to comply with all such laws now or hereafter in effect.

               12.8 ENTIRE AGREEMENT. This Agreement and the Exhibits attached hereto and made a part hereof comprise the entire agreement of the parties with respect to the matters described in this Agreement and such Exhibits. The Exhibits attached to this Agreement are incorporated into this Agreement as though set forth herein in full.

               12.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

             12.10 GOVERNING LAW. This Agreement is executed and shall be governed by and construed in accordance with the laws of the State of California.



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



             12.11 THIRD-PARTY DISPUTES. Should any claim, demand, action or other legal proceeding arising out of matters covered by this Agreement be made or instituted by any third party against a party to this Agreement, the other party to this Agreement shall furnish such information and reasonable assistance in defending such proceeding as may be reasonably requested by the party against whom such proceeding is brought. The requesting party shall pay the reasonable and customary expenses incurred by the other party in complying with any such request.

             12.12 FIDUCIARY RELATIONSHIP. Manager shall at all times act as a fiduciary of Owner in connection with its duties, responsibilities and actions pursuant to this Agreement. Without limiting the generality of the foregoing, Manager shall disclose in advance any affiliation of Manager or an Affiliate with any vendor rendering services or supplying materials to any Project. Any contract with such a vendor shall be entered into on an arm's length basis and for fair market value, and Manager shall receive prior written approval of any such contract from Owner. Manager shall disclose to Owner any conflict-of-interest which may arise in connection (a) with Manager's negotiations with prospective tenants or vendors of a Project, or (b) as a result of Manager's or an Affiliate's management of other projects, changes in Manager's or Affiliate's structure or as a result of other potentially conflicting actions taken by Manager.

             12.13 GIFTS. Manager agrees not to accept any "GIFT" from vendors employed in connection with any Project, other than gratuities of nominal value received in the ordinary course of business. Manager shall not, on Owner's or Owner's behalf or in connection with the services being rendered under this Agreement, provide any "GIFT" to or otherwise entertain any "PUBLIC OFFICIAL" or any other person required under California law to file a Statement of Economic Interest. The term "PUBLIC OFFICIAL" means every member, officer, employee or consultant of a state or local agency. The term "GIFT", as used herein, includes any service or merchandise of any kind, discounts on merchandise or services, meals and other entertainment expenses and all other transfers of cash or any other item of value. Under no circumstances shall Owner be deemed to have waived the provisions of this Section as to a specific gift unless the waiver is in writing and signed by two (2) authorized officers of Owner.

             12.14 CONFIDENTIALITY. Except as provided in this SECTION 12.14 or unless otherwise approved by Owner in writing, Manager shall treat this Agreement as confidential and shall not disclose the contents of this Agreement to any party. Manager shall hold confidential any information which Manager receives in connection with the performance of its obligations hereunder and which concerns Owner or Owner's operations or business or the Projects and shall not disclose all or any portion of such information to any third party, except for such disclosures as are necessary to perform Manager's obligations hereunder, as are approved by Owner in writing or as are required by law, any governmental agency or any proposed lender or mortgagee of a Project.



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



             12.15 SUBORDINATION TO MORTGAGES. Manager acknowledges and agrees that (i) it has no right, title or interest in any of the Projects, and (ii) its rights hereunder are expressly subordinate to the right, title and interest of the holder of any mortgage or deed of trust encumbering each Project, whether the lien of such mortgage or deed of trust attaches to such Project before or after the execution or effectiveness of this Agreement. Manager agrees to acknowledge any assignment by Owner of the Project Income to any lender as security for a loan by such lender to Owner. In the event that a Project is transferred as a result of a foreclosure of any mortgage or deed of trust covering such Project or pursuant to a deed in lieu of foreclosure, Manager may, at its sole option, at any time thereafter, terminate this Agreement with respect to such Project by written notice of termination to the then owner of the Project.

             12.16    HAZARDOUS WASTES.

               12.16.1 Owner has developed a Hazardous Materials Compliance Program ("HMCP") which outlines Manager's responsibilities with respect to Hazardous Wastes (as defined below) at each Project. The HMCP is set forth in a Manual that Owner will furnish to Manager. Manager shall take all steps necessary or appropriate to carry out the HMCP, as it may be amended from time to time. Such steps shall include the following:

                      (a) surveying existing and prospective maintenance
               contractors with respect to existing and intended uses of Hazardous Wastes on or about the Project;

                      (b) ensuring that spills or dumping of Hazardous Wastes
               that occur on the Project are reported to agencies and cleaned up in accordance with applicable regulatory requirements;

                      (c) informing Owner: (i) immediately of any spills or
               dumping of Hazardous Wastes that occur on the Project; and (ii) in regular monthly reports of any other incidents involving Hazardous Wastes affecting the Project;

                      (d) providing tenants with notice and disclosure forms
               provided by Owner with respect to Hazardous Wastes or asbestos affecting the Project;

                      (e) implementing any asbestos management program
               established by Owner for the Project; and

                      (f) establishing and maintaining a recordkeeping system
               for information concerning Hazardous Wastes on the Project.



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



               12.16.2 Manager agrees that it shall not place or cause or permit to be placed on any Project, other than in the ordinary course of performing its obligations under this Agreement and in compliance with applicable law, any hazardous or toxic wastes or substances, as such terms are defined during the period up to and including the end of the Term by Federal, State or municipal statutes or regulations promulgated thereunder (collectively, "HAZARDOUS WASTES"). In the event Manager discovers the existence of any Hazardous Wastes on any Project, Manager shall immediately notify Owner. If such Hazardous Wastes were placed or permitted to be placed on a Project by Manager, Manager shall, at its cost, diligently arrange for and complete the immediate removal thereof in accordance with the terms of this Agreement. Except as expressly provided herein to the contrary, Manager shall not be responsible for any Hazardous Wastes present on any Project prior to the date hereof, unless deposited thereon by Manager; provided, however, Manager shall immediately notify Owner of any notice received by Manager from any governmental authority of any actual or threatened violation of any applicable laws, regulations or ordinances governing the use, storage or disposal of any Hazardous Wastes and shall cooperate with Owner in responding to such notice and correcting or contesting any alleged violation.

               12.16.3 Without limiting the generality of anything contained in
SECTION 12.16.2, if, as a result of any act or failure to act on a Project by Manager or its employees, agents, representatives or consultants, the presence, use or on-site or off-site disposal or transport of Hazardous Waste on, to, under, from or about such Project results in any spills or releases, any injury to any person or any injury or damage to such Project, or if Manager, Owner, or any governmental entity reasonably suspects that any such spills, injury or damage has occurred or is likely to occur, Manager shall promptly and at its sole cost: (a) notify Owner; (b) if such spill, injury or damage has occurred, obtain all permits and approvals necessary to remove such Hazardous Waste or otherwise remedy any suspected problem; (c) if such spill, injury or damage has occurred, remove such Hazardous Wastes and remedy any associated problems to the reasonable satisfaction of Owner, in accordance with applicable legal requirements and good business practices; and (d) if such spill, injury or damage is likely to occur, take all measures reasonably necessary to prevent such spill, injury or damage.

               12.16.4 If any Hazardous Waste comes to be located on a Project during the Term as a result of illegal or unauthorized disposal or dumping by any person, Manager shall promptly upon discovery of the Hazardous Waste: (a) notify Owner; and (b) at Owner's cost, take all measures reasonably necessary to secure the site to prevent further disposal or dumping.

               12.16.5 If, as a result of work on a Project by Manager or its employees, agents, representatives or consultants, the presence, use or on-site or off-site disposal or transport of Hazardous Material on, to, under, from or about such Project results in any spills or releases affecting persons or property off-site, or any injury or damage to the environment or to any other real or personal property wherever situated, or if Manager, Owner or any other governmental entity reasonably suspects that any such spill, injury or damage has occurred or is likely to occur, Manager shall promptly and at its sole cost: (a) notify Owner if applicable; (b) obtain all permits and approvals necessary to remove such Hazardous Waste or otherwise remedy any suspected problem; and (c) remove such Hazardous Waste and remedy any associated problems to the reasonable satisfaction of Owner, in accordance with applicable legal requirements and good business practices.

               12.16.6 Manager shall be responsible for providing its employees, agents, consultants, governmental entities and the public with any notices or disclosures concerning Hazardous Waste associated with each Project required to be delivered by Manager under any applicable laws, including, without limitation, any notices or disclosures concerning Hazardous Waste which Manager has received from Owner. Owner shall have the right to review such notices and disclosures prior to their distribution or submission by Manager and shall have the right, but not the obligation, to prescribe the form and content of any such notices or disclosures as long as the form and content prescribed by Owner complies with all applicable laws relating to such notices or disclosures. Owner shall provide Manager with any notices or disclosures concerning Hazardous Waste associated with the Project required to be delivered by Owner under any applicable laws.

               12.16.7 Manager shall not, and shall ensure that all employees, agents and consultants of Manager do not, cause or permit any asbestos-containing material to be brought upon or incorporated into any Project, unless: (a) such materials are specifically authorized and approved by Owner; or (b) no substitute is available at a reasonable cost and Manager obtains Owner's prior written approval.

               12.16.8 Manager shall immediately notify Owner in writing of any circumstances or incident known to Manager involving Hazardous Waste that may affect any Project or that may give rise to liability on the part of Owner or Manager. Promptly upon receipt or submission thereof, Manager shall provide Owner with true, correct, complete and legible copies of all notices, complaints, orders, reports, citations, listings, disclosure forms and correspondence received or submitted by Manager with respect to any Hazardous Waste associated with the Project.

               12.16.9 Manager shall ensure that all of its employees, agents and consultants comply with all of the terms of this SECTION 12.16. Manager shall monitor all such persons to ensure such compliance.

               12.16.10 Manager shall include in its contracts with employees, agents and consultants a specific provision requiring compliance by such persons with the terms of SECTION 12.16.

             12.17 REGULATORY COMPLIANCE. In the event that a Project is encumbered at any time during the Term by a local, state or federal regulatory or other agreement or similar declaration of restrictions ("REGULATORY AGREEMENT") containing any leasing or other restrictions related to any tax-exempt revenue bonds or similar instruments issued in connection with the financing of such Project or related to affordable housing requirements, Owner shall deliver to Manager a copy of such Regulatory Agreement, together with any documents related thereto, and a copy of Owner's Bond Compliance Manual. Owner represents to Manager that: (a) the information in the Bond Compliance Manual conforms, in all material respects, with the provisions of the Regulatory Agreement and the provisions of other related documents which are summarized therein, and (b) as of the date hereof, Owner has received no notices of default or similar communications with respect to the Regulatory Agreement nor, to the best of its knowledge, does there exist any occurrence which, with the giving of notice or the passage of time, or both, would constitute an event of default thereunder. Neither Owner makes warranty or representation whatsoever that the Bond Compliance Manual reflects all terms and provisions of the Regulatory Agreement and the documents relating thereto. Manager shall be responsible for avoiding any violations of the terms of the Regulatory Agreement, including, without limitation, restrictions governing the permitted income levels of such Project's tenants and reporting requirements to applicable entities, including the Internal Revenue Service; however, Manager shall not be responsible for any violations of the provisions of the Regulatory Agreement as of the Commencement Date and, in fulfilling its obligations hereunder, Manager shall be entitled to rely upon the Monthly Summary of Income and Rent Restrictions delivered to Manager by Owner from time to time, setting forth, among other things, permissible tenant income levels. Owner agrees to cooperate with Manager in interpreting the terms and conditions of the Regulatory Agreement and to respond promptly to Manager's requests for clarification of any of the terms thereof or additional information with respect thereto.

             12.18 APPROVALS. In the event any provision in this Agreement requires Owner's approval of a particular document, any financial information or any action by Manager hereunder, whether or not such provision sets forth a specific period of time within which such approval must be obtained, Owner shall use its best efforts to approve or disapprove such matter in a timely manner. All such requests for approvals must be directed by Manager to Owner. The authorized representatives of Owner upon whose notices of approval or disapproval Manager shall be entitled to rely are identified on EXHIBIT E attached hereto, as the same may be amended from time to time by written notification by Owner to Manager.

             12.19 PROPOSITION 65 COMPLIANCE. Manager shall, at all times and at Owner's expense, comply with any program or policy of Owner relating to compliance by Owner with the terms of SECTION 25249.5 ET SEQ. of the California Health and Safety Code and all rules and regulations promulgated pursuant thereto, as such statute, rules and regulations may hereafter be amended (collectively, "PROPOSITION 65"). Owner shall indemnify, defend and hold Manager harmless from and against any and all Losses incurred by Manager in connection with Manager's compliance with any such program or policy of Owner. In addition, and without limiting the generality of the foregoing, Manager shall, promptly upon receipt of knowledge thereof, notify Owner of the existence on the Project site of any "HAZARDOUS SUBSTANCE" (as defined under Proposition 65), notice of the existence of which has not been given to tenants of the Project. Manager shall, at all times, and at its sole cost and expense, comply with the requirements of Proposition 65 which apply to Manager in its capacity as a manager of real property and with which Manager would not otherwise be obligated to comply pursuant to this SECTION 12.19.

               12.20 INDEMNIFICATIONS. Manager shall defend, indemnify and hold Owner, and its officers, directors, agents, servants, employees, divisions, subsidiaries, partners, shareholders, affiliated companies, successors and assigns (the "OWNER INDEMNITEES") harmless from and against any and all loss, claim, damage, fines, penalties, disbursements, actions, causes of action, cost, expense, (including, without limitation, reasonable attorneys' fees and costs) and every other liability whatsoever (collectively, "LOSSES") arising out of or incurred directly or indirectly by reason of (1) [Intentionally Deleted] (2) Manager's failure or alleged failure to perform its obligations under any Contract, unless such failure or alleged failure directly arises from Owner's failure to maintain funds in the Operating Account in accordance with SECTION
8.2 hereof or otherwise arises directly from Owner's or Owner's failure to perform its obligations hereunder, (3) loss or damage to Owner's or Owner's property or any claim, suit or judgment brought by or on behalf of any person or persons for damage, loss, liability or expense due to, but not limited to, bodily injury or property damage sustained by such person or persons, which arises out of, is occasioned by or is in any way attributable to the negligence or willful misconduct of Manager or its employees or otherwise attributable to Manager's negligence in selecting or supervising any of its agents, any Contractor and/or any other person or entity supplying service or performing work in connection with the operation of any Project, or the breach of any of Manager's obligations hereunder, except to the extent any such Loss is caused by the negligence or willful misconduct of an Owner Indemnitee, (4) the payment of any cost or expense from the Operating Account, or the incurrence by Manager of any obligation to pay any cost or expense, except in accordance with a current Approved Budget or otherwise in accordance with Section 4.2 and Section 11.1,
(5) the investigation, preparation for, service as a witness in or defense of any action or proceeding, whether actually commenced or threatened, or in removal or remediation of any Hazardous Wastes on, under, from or about a Project, to the extent arising out of or relating to, directly or indirectly, Manager's breach of any of the terms of SECTION 12.16, (6) any violation by Manager of any term, condition or restriction set forth in any Regulatory Agreement applicable to a Project, unless such violation arises out of Manager's reliance on a written interpretation or instruction from Owner, or (7) Manager's fraud, gross negligence or willful misconduct or other failure to perform its obligations hereunder. This indemnity shall survive expiration or termination of this Agreement.

               Owner shall defend, indemnify and hold Manager harmless from and against any and all Losses arising out of, or incurred directly or indirectly as a result of, (1) Owner's failure or alleged failure to perform, from and after the date of assumption, its obligations under any Contract assumed by Owner on the termination of this Agreement, (2) any claims asserted against Manager by any of Owner's former employees whether or not employed by Manager, to the extent such claim is alleged and determined by a court of competent jurisdiction to result solely from Owner's acts in terminating the employment of the employee bringing such action, (2) any loss or damage to Manager's property or any claim, suit or judgment brought by or on behalf of any person or persons for damage, loss, liability or expense due to, but not limited to, bodily injury or property damage sustained by such person or persons if and to the extent such Loss arises out of, is occasioned by or is in any way attributable to the condition of any Project existing prior to the date Manager or any partner of Manager in its individual capacity began managing such Project or otherwise results from an occurrence beyond Manager's reasonable control not involving a breach by Manager of any of its duties or obligations hereunder (3) investigation, preparation for, service as a witness in or defense of any action or proceeding, whether actually commenced or threatened, or in removal or remediation of any Hazardous Wastes on, under, from or about a Project, to the extent arising out of or relating to, directly or indirectly, Owner's breach of any of the terms of
SECTION 12.16. This indemnity shall survive the expiration or termination of this Agreement.

               IN WITNESS WHEREOF, Owner and Manager have executed this Management Agreement as of the day and year first above written.


MANAGER:

IRVINE APARTMENT MANAGEMENT COMPANY,
a California general partnership

By:         APARTMENT MANAGEMENT COMPANY, LLC,
     a Delaware limited liability company,
     its general partner

     By:    IRVINE APARTMENT COMMUNITIES, L.P.,
            a Delaware limited partnership,
            its sole member

            By:    Irvine Apartment Communities, Inc.,
                   a Maryland corporation,
                   its general partner

                   By: /s/ Shawn Howie
                       ------------------------------------------
                           Shawn Howie
                           Vice President, Finance and Controller


By:  WESTERN NATIONAL SECURITIES, d/b/a WESTERN NATIONAL PROPERTY
     MANAGEMENT,
     a California corporation,
     its managing general partner

     By: /s/ Michael Hayde
         --------------------------------------------
             Michael Hayde
             Chief Executive Officer

Address for Notice:

c/o Western National Property Management
8 Executive Circle
Irvine, California 92614
Attention:  Mr. Jeffrey Scott and Mr. Michael Hayde

     OWNER:
     IRVINE APARTMENT COMMUNITIES, L.P.,
     a Delaware limited partnership,
     its general partner

     By:    Irvine Apartment Communities, Inc.,
            a Maryland corporation,
            its general partner

            By: /s/ Shawn Howie
                -------------------------------------------
                    Shawn Howie
                    Vice President, Finance and Controller

Address for Notice:
Irvine Apartment Communities, Inc.
550 Newport Center Drive, Third Floor
Newport Beach, CA  92660
Attn:  Vice President and Controller

                                    EXHIBIT A

                           DESCRIPTION OF THE PROJECTS



Project Name (No. of Units)                                   Street Address
---------------------------                                   --------------

                                    EXHIBIT B

                         MINIMUM INSURANCE REQUIREMENTS
                                       FOR
                               OUTSIDE CONTRACTORS
                            NOT CLASSIFIED AS CLASS I


                   1. Commencement of Work. No Contractor shall commence any work on any Project site until it obtains all insurance required to be obtained by such Contractor under this EXHIBIT B. No Contractor will permit any of its subcontractors to commence work on the Project site under the applicable subcontract until all insurance requirements specified in this EXHIBIT B have been complied with by such subcontractors.

                   2. Maintenance of Insurance. All insurance described under this EXHIBIT B shall be maintained by the applicable Contractor at its expense with insurance carriers licensed and approved to do business in California and, in the case of liability insurance, the carrier must be listed in Best's Key Rating Guide. In no event shall such insurance be terminated or otherwise allowed to lapse prior to termination or expiration of the applicable Contract.

                   3. Commercial General Liability Insurance. Unless Owner otherwise agrees in writing, each Contractor shall maintain Commercial General Liability insurance on an "occurrence" basis, without a deductible, with a combined single limit for bodily injury and property damage of Three Hundred Thousand Dollars ($300,000) or current limit carried, whichever is greater.

                   4. Automobile Liability Insurance. Each Contractor shall maintain automobile liability insurance covering all use of all automobiles, trucks and other motor vehicles utilized by such Contractor in connection with the work with a combined single limit for bodily injury and property damage of Three Hundred Thousand Dollars ($300,000) or current limit carried, whichever is greater.

                   5. Workers' Compensation Insurance. Each Contractor shall maintain full Workers' Compensation Insurance for all persons whom it employs in carrying out the work under the applicable Contract. Such insurance shall be in strict accordance with the requirements of the most current and applicable California State Workers' Compensation Laws.

                   6. Additional Insured. Owner, the respective officers, directors, agents, servants, employees, divisions, subsidiaries, partners, shareholders and affiliated companies and Manager and its officers, directors, agents, employees, shareholders, subsidiaries and partners shall be included as additional insureds on a primary basis under the coverage specified in SECTION 3 of this EXHIBIT B, but only with respect to legal liability or claims caused by, arising out of or resulting from the acts or omissions of the named insured or of others performed on behalf of the named insured.

                   7. Evidence of Insurance. As evidence of specified insurance coverage, Manager shall, in lieu of actual policies, be provided certificates and/or endorsements showing such policies in force for the specified period. Such evidence shall be delivered to Manager promptly following the execution of the applicable Contract or prior to commencement of work on a Project site, whichever first occurs. Each policy and certificate/endorsement shall be subject to approval by Manager and shall provide that such policy shall not be subject to material alteration or cancellation without thirty (30) days' notice in writing to be delivered to Manager. Should any such policy expire or be canceled before termination or expiration of the applicable Contract and the Contractor fails immediately to procure other insurance as specified, Manager shall have the right, but not the obligation, to procure such insurance and to deduct the cost thereof from any sum due the Contractor under its Contract. Each Contractor shall permit Manager to inspect such evidence of insurance as such Contractor obtains from its subcontractors.

                   8. Damages. Nothing contained in these insurance requirements shall be construed as limiting the extent of any Contractor's responsibility for payment of damages resulting from its operations under its Contract, nor shall anything contained herein be deemed to place any responsibility on Owner or Manager for ensuring that the insurance required hereunder is sufficient for the operation of any Contractor's business.

                   9. Indemnification. Each Contractor shall defend (with attorneys approved by Owner, which approval may not be unreasonably withheld), indemnify and hold harmless Owner and Manager from and against any and all Losses incurred directly or indirectly by reason of loss of or damage to Owner's, Owner's or Manager's property or any claim, suit or judgment brought by or on behalf of any person or persons for damage, loss or expense due to, but not limited to, bodily injury or property damage sustained by such person or persons which arise out of, are occasioned by or are in any way attributable to the negligence or willful misconduct of such Contractor or its employees or otherwise attributable to such Contractor's negligence in selecting or supervising any of its agents or the subcontractors and/or service companies involved in such Contractor's work under the applicable Contract, or the breach of any such Contractor's obligations under its Contract with Manager, except to the extent any such damage, loss, cost or expense is caused by the sole negligence or willful misconduct of Manager (with respect to such Contractor's indemnification of Manager only), Owner (with respect to such Contractor's indemnification of Owner only) or Owner (with respect to such Contractor's indemnification of Owner only). Each Contractor agrees that its obligation under this indemnification provision shall survive the expiration or earlier termination of its Contract with Manager.

                                    EXHIBIT C

                         MINIMUM INSURANCE REQUIREMENTS
                                       FOR
                           CLASS I OUTSIDE CONTRACTORS


                   1. Commencement of Work. No Contractor shall commence any work on any Project site until it obtains all insurance required to be obtained by such Contractor under this EXHIBIT C. No Contractor will permit any of its subcontractors to commence work on the Project site under the applicable subcontract until all insurance requirements specified in this EXHIBIT C have been complied with by such subcontractors.

                   2. Maintenance of Insurance. All insurance described under this EXHIBIT C shall be maintained by the applicable Contractor at its expense with insurance carriers licensed and approved to do business in California and, in the case of liability insurance, the carrier must have a rating level of not less than "A-" and financial size rating of not less than "VI" in the most current Best's Key Rating Guide (unless specifically waived in writing by Owner). In no event shall such insurance be terminated or otherwise allowed to lapse prior to termination or expiration of the applicable Contract or such longer period as may be specified herein. Any Contractor may provide the insurance described in this EXHIBIT C, in whole or in part, through a policy or policies covering other liabilities and projects of such Contractor provided, however, that any such policy or policies shall: (i) allocate to the Project the full amount of insurance required hereunder, and (ii) contain, permit or otherwise unconditionally authorize the waiver contained in SECTION 9 of this EXHIBIT C.

                   3. Commercial General Liability Insurance. Unless Owner otherwise agrees in writing, each Contractor shall maintain Commercial General Liability insurance on an "occurrence" basis, with a maximum deductible of Ten Thousand Dollars ($10,000), with a combined single limit for bodily injury and property damage of One Million Dollars ($1,000,000) or current limit carried, whichever is greater, covering Operations, Independent Contractors, Products and Completed Operations, Contractual Liability specifically covering the indemnification contained in SECTION 10 of this EXHIBIT C, Broad Form Property Damage, claims and lawsuits by one insured against another insured, Personal Injury, and Explosion, Collapse and Underground Hazards.

                   4. Automobile Liability Insurance. Each Contractor shall maintain owned, hired and non-owned, automobile liability insurance covering all use of all automobiles, trucks and other motor vehicles utilized by such Contractor in connection with the work with a combined single limit for bodily injury and property damage of One Million Dollars ($1,000,000) or current limit carried, whichever is greater.

                   5. Workers' Compensation Insurance. Each Contractor shall maintain full Workers' Compensation Insurance, including Employer's Liability with a minimum limit of Five Hundred Thousand Dollars ($500,000), for all persons whom it employs in carrying out the work under the applicable Contract, including a waiver of subrogation by the insurance carrier with respect to Owner and Manager. Such insurance shall be in strict accordance with the requirements of the most current and applicable California State Workers' Compensation Laws.

                   6. Additional Insured. Owner, its officers, directors, agents, servants, employees, divisions, subsidiaries, partners, shareholders and affiliated companies, and Manager and its officers, directors, agents, employees, shareholders, subsidiaries and partners shall be included as additional insureds on a primary basis under the coverages specified in SECTIONS 3 and 4 of this EXHIBIT C, but only with respect to legal liability or claims caused by, arising out of or resulting from the acts or omissions of the named insured or of others performed on behalf of the named insured.

                   7. Evidence of Insurance. As evidence of specified insurance coverage, Manager shall, in lieu of actual policies, be provided certificates and/or endorsements showing such policies in force for the specified period. Such evidence shall be delivered to Manager promptly following the execution of the applicable Contract or prior to commencement of work on a Project site, whichever first occurs. Each policy and certificate/endorsement shall be subject to approval by Manager and shall provide that such policy shall not be subject to material alteration or cancellation without thirty (30) days' notice in writing to be delivered to Manager. Should any such policy expire or be canceled before termination or expiration of the applicable Contract and the Contractor fails immediately to procure other insurance as specified, Manager shall have the right, but not the obligation, to procure such insurance and to deduct the cost thereof from any sum due the Contractor under its Contract. Each Contractor shall permit Manager to inspect such evidence of insurance as such Contractor obtains from its subcontractors.

                   8. Damages. Nothing contained in these insurance requirements shall be construed as limiting the extent of any Contractor's responsibility for payment of damages resulting from its operations under its Contract, nor shall anything contained herein be deemed to place any responsibility on Owner or Manager for ensuring that the insurance required hereunder is sufficient for the operation of any Contractor's business.

                   9. Waiver Of Subrogation. Each Contractor and each of its subcontractors shall waive all rights against Owner and Manager, and each other for any claims for damages or injuries to the extent covered by such Contractor's and applicable subcontractor's policies of insurance.

                   10. Indemnification. Each Contractor shall defend (with attorneys approved by Owner, which approval may not be unreasonably withheld), indemnify and hold harmless

Owner and its officers, directors, agents, employees, shareholders, subsidiaries and partners and Manager and its officers, directors, agents, employees, shareholders, subsidiaries and partners from and against any and all Losses incurred directly or indirectly by reason of loss of or damage to Owner's or Manager's property or any claim, suit or judgment brought by or on behalf of any person or persons for damage, loss or expense due to, but not limited to, bodily injury or property damage sustained by such person or persons which arise out of, are occasioned by or are in any way attributable to the negligence or willful misconduct of such Contractor or its employees or otherwise attributable to such Contractor's negligence in selecting or supervising any of its agents or the subcontractors and/or service companies involved in such Contractor's work under the applicable Contract, or the breach of any such Contractor's obligations under its Contract with Manager, except to the extent any such damage, loss, cost or expense is caused by the sole negligence or willful misconduct of Manager (with respect to such Contractor's indemnification of Manager only), Owner (with respect to such Contractor's indemnification of Owner only) or Owner (with respect to such Contractor's indemnification of Owner only). Each Contractor agrees that its obligation under this indemnification provision shall survive the expiration or earlier termination of its Contract with Manager.

                                    EXHIBIT D

                               CLASS I CONTRACTORS



The term "CLASS I CONTRACTOR" shall be deemed to include the following contractors performing work on a Project site and any other Contractor designated by Owner in its reasonable discretion:

EXTERIOR PAINTING

HAZARDOUS MATERIALS CONTRACTORS (CONTACT OWNER FOR SPECIAL INSURANCE
REQUIREMENTS)

ROOFERS

TREE TRIMMERS

                                    EXHIBIT E

                       OWNER'S AUTHORIZED REPRESENTATIVES


ARTICLE               SUBJECT                                      AUTHORIZED Owner
-------               -------                                      ----------------
                                                                      FOR OWNER
                                                                      ---------
3                     Termination                                  President or Vice President,
                                                                   Asset Management

3.4                   Final Accounting                             Vice President and
                                                                   Controller or Vice
                                                                   President, Asset
                                                                   Management

4                     Budget Approval                              Vice President, Asset
                                                                   Management

4.2                   Operation in Accordance with                 Vice President, Asset
                      Budget                                       Management or Director of
                                                                   Asset Management

4.4                   Financial Reports                            Vice President, Asset
                                                                   Management or Director of
                                                                   Asset Management

6                     Leasing Reports                              Vice President, Asset
                                                                   Management or Director of
                                                                   Asset Management

6.1(d)                Leasing (Rental Rates)                       Vice President, Asset
                                                                   Management or Director of
                                                                   Asset Management

6.1(e)                Leasing (Advertising)                        Vice President, Asset
                                                                   Management or Director of
                                                                   Asset Management

ARTICLE               SUBJECT                                      AUTHORIZED AGENT
-------               -------                                      ----------------
                                                                      FOR OWNER
                                                                      ---------
7.1(d)                Management of Project                        Vice President, Asset
                      (Capital Improvements)                       Management or Director of
                                                                   Asset Management

7.1(e)                Management of Projects                       Vice President, Asset
                      (Contracts)                                  Management

7.1(i)                Management of Projects                       Vice President, Asset
                      (Legal Counsel/Settlements)                  Management

8.1                   Revenue Account                              Vice President and
                                                                   Controller

8.2                   Operating Account                            Vice President and
                                                                   Controller

8.3                   Security Deposit Account                     Vice President and
                                                                   Controller

9.1                   Insurance Types                              Vice President, Asset
                                                                   Management

9.4                   Comprehensive Crime                          Vice President, Asset
                                                                   Management
                                                                   Insurance/Fidelity Bonds

12.5                  Assignment                                   Vice President, Asset
                                                                   Management

12.6                  Amendments                                   Vice President, Asset
                                                                   Management

12.16                 Hazardous Wastes                             Vice President, Asset
                                                                   Management


Note: For guidance or approval concerning other Owner related directives, Manager's primary contacts shall be either Vice President, Asset Management or Director of Asset Management.

                                   EXHIBIT F

                            MANAGEMENT FEE SCHEDULE


                        IRVINE APARTMENT COMMUNITIES, LP
--------------------------------------------------------------------------------
         MANAGEMENT FEE PAID TO IRVINE APARTMENT MANAGEMENT COMPANY, LLC


I.      FULLY STABILIZED PROPERTIES

        Definition of Fully Stabilized NOI:

        Preliminary property NOI*
        plus: corporate housing operating contribution less: marketing advertising programs paid by IAC, IAC Information
              Center operating expenses, property related insurance premiums and risk management costs.

        *Fully Stabilized NOI does not include property taxes or managment fees

CALCULATION OF PAYMENT
----------------------
NOI growth percentages specified for an increase in managment fees will be based on increases in NOI compared to the prior year for same-store properties. The fee schedule is as follows:

FULLY STABILIZED ANNUAL NOI GROWTH                        PER UNIT FEE
----------------------------------                        ------------
            2%                                                $22
           to                                                  to
           16%                                                $28

NOI will be reviewed quarterly and calculated by a comparison of NOI as defined above for the most recent quarter to the same period of the previous year. The management fee will be paid monthly based on an estimate using the management fees from the previous quarter and adjusted in the following quarter for actual results of the current quarter. An annual reconciliation will be performed to adjust for quarterly fluctuations in NOI, as defined above. In the situation of newly stabilized properties such as Baypointe and Santa Maria, the NOI growth would not be used in the management fee calculation until the property has stabilized operations for an entire year (the data of the same quarter in the prior year is not comparable). the year of stabilized operations would commence with the first full quarter of operations after the project has reached stabilization. From April, 1998, through September 30, 1999, the minimum per unit fee paid will be $22.86.

II.     LEASE-UP PROPERTIES


Definition of "Lease-up Properties": properties stabilized four quarters or less.

For purposes of management fee calculation, all stabilized properties which have achieved stabilization within the last year would remain classified under the lease-up category. Stabilization will continue to be defined as 95% occupancy or one year after completion of construction, whichever occurs first. As such, for all properties categorized as lease-up, IAMC will receive a management fee based on the lease-up fee structure until comparable data is available for NOI growth measurement.

CALCULATION OF PAYMENT
-----------------------
The fee schedule is as follows:

              TERM/PERIOD                              PER UNIT FEE
              -----------                              ------------
        4 months initial lease-up                           $15
          4 successive months                       $2/month increase
      Through 4 stabilized quarters            $25 plus bonus potential of $3

        A discretionary bonus of up to $3 per unit during the $25 phase will be determined solely by IAC after year-end results and will be paid, if awarded, in the February following year-end.

                                      F-1